As submitted with the U.S. Securities and Exchange Commission on October 21, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

POST-EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tian’an Technology Group Ltd.

(Exact name of Registrant as specified in its charter)

British Virgin Islands	3621	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tian’an Technology Group Ltd.

10th Floor, Building 5

No. 525 Yuanjiang Road, Minhang District

Shanghai, China

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark E. Crone, Esq.

Cassi Olson, Esq.

The Crone Law Group, PC

420 Lexington Avenue, Suite 2446

New York, NY 10170

(646) 861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq.

Cassi Olson, Esq.

The Crone Law Group P.C.

420 Lexington Ave, Suite 2446

New York, NY 10170

Phone: (646) 861-7891

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Tian’an Technology Group Ltd. (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form F-1 (File No. 333-295694) solely to revise the disclosure regarding the manner in which the Selling Shareholder acquired the ordinary shares registered for resale pursuant to the Registration Statement. Specifically, this Post-Effective Amendment clarifies that the Selling Shareholder acquired such shares in connection with the founding of the Company, rather than pursuant to a private placement transaction.

Except for the foregoing revisions and related conforming changes, this Post-Effective Amendment does not modify the securities registered for resale or the terms of the offering.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, OCTOBER 21, 2026

TIAN’AN TECHNOLOGY GROUP LTD.

10,000,000 Ordinary Shares

This prospectus relates to the offer and resale of an aggregate 10,000,000 Ordinary Shares, no par value (the “Shares”), of Tian’an Technology Group Ltd. The holders of the shares are each referred to herein as a “Selling Shareholder” and collectively as the “Selling Shareholders.”

The Selling Shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, will offer and sell their Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Shareholder may sell its Shares in the section titled “Plan of Distribution” on page 59.

We are registering the Shares on behalf of the Selling Shareholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares by the Selling Shareholders in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

Tian’an Technology Group Ltd. (“Tian’an”) is a holding company that was incorporated under the laws of the British Virgin Islands on April 8, 2021. As a holding company with no material operations of our own, we conduct our operations through Tian’an Technology Group (HK) Limited (“Tian’an Hong Kong”), our wholly owned subsidiary. Shanghai Qige Power Technology Co., Ltd. (“Shanghai Qige”) is a wholly owned subsidiary of Tian’an Hong Kong and our operating company in China. On September 25, 2024, we established Henan Qige Power Artificial Intelligence Technology Co., Ltd. (“Henan Qige”) which is a wholly owned subsidiary of Shanghai Qige. The ordinary shares offered by the Selling Shareholders are shares of Tian’an, a British Virgin Islands holding company, and not shares of Tian’an Hong Kong, Shanghai Qige or Henan Qige. Accordingly, purchasers of Shares in Tian’an will not directly hold equity interests in said operating subsidiary.

We are a British Virgin Islands holding company that conducts all of its operations through our wholly owned subsidiary. Tian’an and Tian’an Hong Kong are holding companies and do not have any actual operations. Henan Qige does not have any operations. Shanghai Qige is located in China where substantially all of our assets are held and all of our operations are conducted. Investors in this offering will receive Ordinary Shares in Tian’an Technology Group Ltd., the British Virgin Islands holding company, and will not hold direct investments in our Chinese operating company, Shanghai Qige, a wholly owned subsidiary of Tian’an Hong Kong or Henan Qige, a wholly owned subsidiary of Shanghai Qige. This structure involves unique risks to investors, as further described below. See “You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the British Virgin Islands against us or our management named in the prospectus based on foreign laws”.

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct shareholding structure, that is, the overseas entity listed in the U.S. is Tian’an, which directly controls Tian’an Hong Kong, Shanghai Qige and Henan Qige. See “Corporate History and Structure” for additional details.

2. Within our direct holding structure, the use of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. Because Tian’an and Tian’an Hong Kong have no actual operations, there is no funding for these entitles and all the revenue that is generated by Shanghai Qige and Henan Qige is used to operate Shanghai Qige and Henan Qige. After foreign investors’ funds enter the Company at the close of this offering, the funds can be directly transferred to our PRC subsidiaries Shanghai Qige and Henan Qige through a WFOE structure.

3. At present the Company has no restrictions on the use of its cash. We have a fund management policy in place which has corresponding internal control rules that are compliant with the laws and regulations of the PRC.

4. At present, we have never distributed any dividends and do not intend to in the future. However, if the Company decides to distribute dividends to its shareholders, the Company will transfer the dividends from the operating subsidiary in accordance with the laws and regulations of the PRC and other countries. Then the subsidiary will transfer the dividends to Tian’an, and the dividends will be distributed from Tian’an to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

As of the date of this registration statement, no transfers, dividends, or distributions have been made between the holding company, its subsidiaries, and consolidated entities, or to investors.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Since our business operations are conducted in China through our operating subsidiary Shanghai Qige, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and may intervene in or influence our subsidiary’s operations at any time, which could result in a material change in its operations and/or the value of our Ordinary Shares.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Further, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It is possible what we do not receive or maintain appropriate permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations could change and we will be required to obtain such permissions or approvals in the future. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business. Any actions by the Chinese government to exert more oversight and control over this offering, or any of our business operations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors.

The Chinese government may intervene or influence the operation of our PRC operating entity and may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence Shanghai Qige’s operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. Any future action or control by the Chinese government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The People’s Republic of China (“PRC” or “China”) government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Each of our PRC operating entities is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entities in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other things, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principal of genuine transaction and such domestic enterprises are not permitted to remit any dividend until any losses from prior fiscal years have been legally offset. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. In addition, there can be no assurance that the PRC government will not intervene or impose other restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of mainland China or Hong Kong and adversely affect our business. If we or our PRC subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares, should we desire to do so in the future.

We are subject to certain legal and operational risks associated with our PRC operating entities’ operations in China, including changes in the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and the Chinese or United States regulations, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our PRC operating entities’ operations, significant depreciation of the value of our Ordinary Shares, or a significantly limit or complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Based on management’s assessment, neither we nor any of our PRC operating entities are subject to cybersecurity review by the Cyberspace Administration of China (“CAC”), pursuant to the Cybersecurity Review Measures, which were jointly promulgated on December 28, 2021 by the CAC, the National Development and Reform Commission (“NDRC”), the Ministry of Industry and Information Technology (“MIIT”), the Ministry of Public Security, Ministry of Stated Security, the Ministry of Finance of the PRC (“MOF”), the Ministry of Commerce of the PRC ( “MOFCOM”), People’s Bank of China (“PBOC”), the State Administration for Market Regulation (“SAMR”), the National Radio and Television Administration, the China Securities Regulation Commission (“CSRC”), the National Administration of State Secrets Protection, and the State Cryptography Administration and took effect on February 15, 2022, because neither we nor any of our PRC operating entities (i) actually purchase any internet products or services (ii) conduct our business based on the encrypted data provided by our institutional clients, which we do not own or have any access to; (iii) utilize data processed in our business that has a bearing on national security; and (iv) are an online platform operator. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange or other foreign exchange.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. Based on management’s assessment, although our PRC subsidiaries accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the last fiscal year, and the key components of our operations are carried out in the PRC, this registration statement relates solely to the resale of existing securities by the selling shareholders and does not involve any new issuance of securities or capital raising by the Company. Accordingly, this offering is not considered an indirect overseas offering by a domestic company under the Trial Measures, and we are not subject to the filing requirements of the Trial Measures, the Guidance Rules or related notices in connection with this registration statement. See “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently required to obtain approval from Chinese authorities to list on U.S exchanges and if our PRC subsidiaries or the holding company were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange and the value of our Ordinary Shares may significantly decline or become worthless, which would materially affect the interest of the investors.” Since these statements and regulatory actions were recently published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors - Risks Relating to Doing Business in the PRC,” and “Risk Factors - Risks Relating to This Offering and the Trading Market” for more information.

Furthermore, our Ordinary Shares may be prohibited to trade on a national exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act (the “HFCA” Act), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) determines that it cannot inspect or fully investigate our auditors for two consecutive years, beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time). As a result, an exchange may determine to delist our securities. Additionally, our securities may be prohibited from trading if our auditor cannot be fully inspected as more stringent criteria have been imposed by the SEC and the PCAOB recently. For example, on December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. The audit report included in this prospectus was issued by HHC (“HHC”) a United States based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. On August 26, 2022, the PCAOB signed the Statement of Protocol (the “SOP”) Agreements with the CSRC and the Ministry of Finance of the PRC (the “MOF”). The SOP, together with two protocol agreements (collectively, the “SOP Agreements”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the SOP disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed. Even though the PCAOB’s December 15, 2022 determination significantly reduces the risk of an involuntary delisting under the HFCA Act, it does not eliminate other requirements for companies with PRC operating entities’ operations in China like us under both the HFCA Act and SEC guidance. A termination in the trading of our securities due to an involuntary delisting or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities, should we face heightened operational and legal risks in relation to HFCA compliance.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and are subject to reduced public company disclosure requirements. See “Summary-Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” on page 9 of this prospectus.

Investing in our Ordinary Shares involves a high degree of risk. See section entitled “Risk Factors” starting on page 12 We directly hold equity interests in our operating subsidiary in China, and we do not currently use a variable interest entity (“VIE”) structure. We are subject to legal and operational risks associated with having our subsidiaries’ operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and Hong Kong and China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause our Ordinary Shares to significantly decline in value or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We may be subject to these regulatory actions or statements. Although we have not engaged in any monopolistic behavior, our business does not involve in the collection of user data and may not subject to cybersecurity reviews. We currently expect that these new regulations may not have an impact on our operating subsidiary or this offering. As of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing plan, nor has our Company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the potential impact that such modified or new laws and regulations will have on our daily business operations, or on our ability to accept foreign investments and remain quoted on the OTC Markets, is highly uncertain. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may, in the future, promulgate laws, regulations or implementing rules that require our Company, or any of our subsidiaries, to obtain regulatory approval from Chinese authorities before being quoted in the U.S. See “Risk Factors” beginning on page 12 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Ordinary Shares.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2026

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Shareholders have authorized anyone to provide information different from that contained in this prospectus. We and the Selling Shareholders are offering to sell, and seeking offers to buy, Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Shares.

i

Conventions that Apply to this Prospectus

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). We present our consolidated financial statements in U.S. dollars.

Our fiscal year ends on December 31 of each year. References to fiscal 2025 are references to the fiscal year ended December 31, 2025 and references to fiscal 2024 are references to the fiscal year ended December 31, 2024. Some amounts in this prospectus may not total due to rounding. All percentages have been calculated using unrounded amounts.

Throughout this prospectus, we provide a number of key performance indicators used by our management and often used by competitors in our industry. These and other key performance indicators are discussed in more detail in the section entitled “Management’s discussion and analysis of financial condition and results of operations—Key financial and operating metrics.” We define certain terms used in this prospectus as follows:

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“Shares” are to our Ordinary Shares, no par value per share;
●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;
●	“BVI” is to the British Virgin Islands;
●	“RMB” or “Renminbi” are to the legal currency of the People’s Republic of China;
●	“Yuan” or “¥” are to the primary unit of account of the Renminbi (RMB), the legal currency of the People’s Republic of China;
●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;
●	Tian’an Technology Group Ltd., is a limited company organized under the laws of the British Virgin Islands and is the holding company of Tian’an Technology Group (HK) Limited, its wholly owned subsidiary;
●	Tian’an Hong Kong Jingrong Information Technology Co, Ltd. is a limited company organized under the laws of China and is the parent company for Shanghai Qige Power Technology Co., Ltd., its wholly owned subsidiary;
●	Shanghai Qige Power Technology Co., Ltd., which is the operating company for Tian’an Technology Group Ltd., is a limited company organized under the laws of China and is the wholly owned subsidiary of Tian’an Technology Group (HK) Limited;
●	“Henan Qige” is to Henan Qige Power Artificial Intelligence Technology Co., Ltd., which is the operating company for Tian’an Technology Group Ltd., and is a limited company organized under the laws of China and is the wholly owned subsidiary of Shanghai Qige Power Technology Co., Ltd.; and
●	Unless the context provides otherwise, “we,” “us,” “our company” or “our,” “the Company” and “Tian’an” are to Tian’an Technology Group Ltd. a corporation formed under the laws of the British Virgin Islands, and to our three wholly-owned subsidiaries, Tian’an Hong Kong, Shanghai Qige and Henan Qige.

Our reporting currency is the U.S. Dollar. The functional currencies of the Company’s subsidiaries in the PRC and Hong Kong are the Renminbi and the Hong Kong dollar, respectively.

This disclosure contains translations of certain Renminbi and Hong Kong dollar amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Year ended RMB: USD exchange rate	6.9937	7.1884
Average yearly RMB: USD exchange rate	7.1862	7.1217

	December 31,
	2025	2024
Year ended HKD: USD Exchange rate	7.7832	7.7688
Average yearly HKD: USD Exchange rate	7.7959	7.8029

Market and industry data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, information from independent industry analysts and publications, as well as our own estimates and research.

Our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, which we believe to be reasonable. None of the independent industry publications used in this prospectus were prepared on our behalf.

1

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Shares discussed under “Risk Factors,” before deciding whether to invest in our Shares.

Our Business

Tian’an Technology Group Ltd. (“Tian’an”) is a holding company that was incorporated under the laws of the British Virgin Islands on April 8, 2021. Tian’an Technology Group (HK) Limited (“Tian’an Hong Kong”) is our wholly owned subsidiary. Shanghai Qige Power Technology Co., Ltd. (“Shanghai Qige”) is a wholly owned subsidiary of Tian’an Hong Kong and our operating company in China. On September 25, 2024, we established Henan Qige Power Artificial Intelligence Technology Co., Ltd. (“Henan Qige”) which is a wholly owned subsidiary of Shanghai Qige and our operating company in China.

The aging population is an important trend in the development of the social system and a manifestation of human civilization progress. More and more countries around the world are accelerating their entry into an aging population society. The United Nations General Assembly pointed out that “the impact of population aging on the economy and society is both an opportunity and a challenge”.

China became an aged society in 2021 and its population aging will continue to deepen. In the context of a new round of industrial upgrading and technology, the medical industry has entered the stage of digitalization, intelligence, standardization and internationalization. The field of “big health” is a highly comprehensive and cross cutting industry, with numerous branches developed from medicine among various sub industries. Big health centers around the concept that individuals should not just treat diseases, but work proactively to prevent them. The relatively traditional fields within the industry include medical devices, pharmaceutical manufacturing, and health services, which hold the vast majority of market share in the industry. On the basis of the industrial field, in recent years, with the development of technology, digitization, and the Internet, more intelligent, digital, and high-end industrial segments have emerged, including precision medicine, medical big data, internet healthcare, and consumer health services.

China’s large health industry—characterized by rigid demand and high substitution barriers—has transitioned over the past decade from rapid scale expansion to a stage of quality-driven development. Since the release of the Healthy China 2030 Planning Outline in 2016, the industry has maintained steady growth. The health service sector expanded from RMB 5.6–7.3 trillion to over RMB 8 trillion by 2020, while the scale of the full industrial chain reached RMB 9–14.8 trillion by 2024. By 2025, the industry size exceeded RMB 12 trillion, accounting for approximately 9.2% of GDP.

This structural upgrade has been driven by accelerating population aging, rising public health awareness, and the continued release of rigid demand from patients with chronic diseases. At the same time, breakthroughs in emerging segments—particularly AI-enabled healthcare—have catalyzed a shift from quantitative accumulation toward qualitative transformation, marking a critical inflection point in the industry’s development.

Looking ahead, China’s health industry is expected to sustain a compound annual growth rate of around 10%. The scale of the full industrial chain is projected to reach RMB 14–17.4 trillion in 2025, surpass RMB 15 trillion in 2026 (nearly 10% of GDP), and approach RMB 29.1 trillion by 2030. Supported by continued policy backing and rapid technological innovation, the industry will accelerate toward high-quality development and full-chain digitalization. Preventive medicine is expected to account for a growing share, while the commercialization of frontier fields such as AI-driven drug discovery, brain–computer interfaces, and synthetic biology will gain momentum—positioning the health industry as a key pillar of China’s national economy.

Based on this trend, the Company has integrated graphene production and focused its research on graphene health therapy. With the latest scientific research achievements in graphene far-infrared heating technology, we have engaged in the health therapy industry. We believe utilizing the far-infrared heat therapy characteristics of graphene, a new breakthrough in product technology is achieved allowing more people to enjoy high-quality health therapy services.

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Graphene

Graphene is a type of material composed of carbon atoms and sp², a two-dimensional carbon nanomaterial with a hexagonal honeycomb lattice composed of hybrid orbitals. Simply, it is a single layer of carbon atoms arranged in a hexagonal lattice structure, forming a two-dimensional (2D) material with exceptional mechanical, electrical, and thermal properties. As a new type of nanomaterial, graphene has ultra-high strength and thermal conductivity, making it the most disruptive new material among many materials. It is widely studied for its potential use in various fields such as electronics, energy storage, and biomedicine. Because of its excellent optical, electrical, and mechanical properties, along with good stability, it is also becoming prominent in physical therapy and health related products.

Graphene has the characteristics of uniform heating, fast heating reaction, and low energy consumption. In addition, its most prominent feature is that it can release far-infrared light with a wavelength of 6-14um after being powered on. The infrared spectrum emitted by the human body is similar, so it is called “life light wave”. The comprehensiveness and permeability of graphene far-infrared radiation plays a therapeutic role in the microcirculation tissue system throughout the body, both inside and outside. In addition, in activating visceral cells, providing tissue regeneration ability, keeping the visceral environment in good condition, it plays a moderate role in helping to prevent diseases.

Graphene has emerged as one of the most promising nanomaterials because of its unique combination of exceptional properties: it is not only the thinnest but also one of the strongest materials; it conducts heat better than all other materials; it is an excellent conductor of electricity; it is optically transparent, yet so dense that it is impermeable to gases – not even helium, the smallest gas atom, can pass through it.

The graphene community expects that, by strengthening standards and creating tailored high-quality materials, graphene materials will go beyond niche products and spearhead applications to broad market penetration by 2025. Then, graphene could be incorporated in ubiquitous commodities such as tires, batteries, sensors and electronics.

Graphene material is non-toxic and harmless, does not produce odors or chemical pollution, and is harmless to human health.

Cooperation Agreement with Xiwang New Materials Technology Co., Ltd

The Company entered into a strategic cooperation framework agreement (the “Cooperation Agreement”) with Xiwang New Materials Technology Co., Ltd. (“Xiwang”) on October 18, 2022. Pursuant to the Cooperation Agreement, Xiwang will provide us various graphene based products with market prices and offer technical support and after sales services for our customers.

Our Customers

Shanghai Qige’s customers purchase its products mainly via sales agreements, similar to a purchase order (each a “Sales Agreement”). Each Sales Agreement outlines the purchasing terms and conditions to which both Shanghai Qige and the customer must adhere. Shanghai Qige’s customers generally purchase from it in bulk, though Shanghai Qige allows for small or singular purchases. Shanghai Qige’s delivery and payment terms vary depending on the amount of products being purchased.

To enhance customer loyalty and strengthen partnership stickiness while addressing the diverse needs of its client base, the Company has established a differentiated settlement mechanism. For small and medium-sized customers or routine orders, a cash-on-delivery (COD) model is adopted to ensure efficient capital turnover. For long-term core customers or high-value orders, the Company applies a credit-based settlement arrangement, under which payment is fully settled within 60 days following product quality acceptance. This dual-track approach balances operational stability with cooperative flexibility, effectively enhancing customer loyalty, deepening long-term partnerships, and supporting the formation of stable strategic cooperative relationships.

Shanghai Qige’s Main Products

Far-infrared is a main component of graphene. Since infrared therapy enhances and improves circulation in the skin and other parts of the body, it can bring oxygen and nutrients to injured tissues, promoting healing. It helps ease pain, relieve inflammation, and protect against oxidative stress.

Our current product line consists of the following:

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Graphene Far Infrared Energy Room

This product is similar to a sauna. This product is intended to promote blood circulation and metabolism, improve blood rheology, metabolism and nervous system function, and overall enhance the body’s immune capacity. The temperature is self-adjustable, up to 65 degrees. It is not controlled by a controller, but the machine itself comes with a graphene heating film.

Pure Graphene Heating Music Blanket

This product is lightweight, convenient, has a stable performance, and has a long service life. The blanket employs a graphene heating film, which emits a far-infrared wavelength. This wavelength is very similar to the human far-infrared wavelength, and is intended to have a therapeutic effect. The blanket is intended to improve shoulder periarthritis, waist strain, shoulder strain, and cold legs. The heating speed is quick, heating only after 10 seconds with a surface temperature of up to 35 ℃.

Graphene Pillow

This product improves the breathability of the average pillow, keeping you dry and comfortable during sleep. The surface of graphene pillow has been specially treated to have excellent antibacterial and anti-mite functions, which can reduce allergic reactions and help with respiratory health. By controlling the current, graphene pillows can be heated to a suitable temperature, which is intended to improve cervical spondylosis (age-related wear and tear affecting the spinal disks in the neck), cerebral blood supply, and sleep. The pillow is lightweight and small in size making it easy to carry and suitable for travel and outdoor use.

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Pure Graphene Heating Knee Compartment

This product activates infrared through an electric current, exerting the effect of far infrared heating which promotes blood circulation and can alleviate muscle and joint pain. Graphene material has good breathability and softness and will not produce any odor, making it comfortable to wear. The pure graphene heating knee compartment can continuously generate heat for multiple hours without the need for an external power source which can effectively relieve joint pain. The pure graphene heating knee compartment has a small size, light weight, and is easy to carry, making it easy to use anytime and anywhere.

Pure Graphene Heating Knee Pads

This product is intended to care for the knee joint area. The pads have heating film material, which heat up in 3 seconds, are comfortable to wear, breathable without stuffiness and snug to the joints. They release 6 to 14 microns of far-infrared radiation with the same frequency as the human body, targeting the knee joint areas. They are designed in a way that that allows the knee to comfortably bend without constraint and walking is not affected. Three temperature levels can be switched with one click, and making it simple and convenient to reach the heat that is most comfortable for the user.

The core technology of the graphene heating film is intended to create intense physiotherapeutic effects. The knee pads are most suitable for people who experience arthritis, hyper osteogeny, knee rheumatoid arthritis, rheumatism and post-surgery bone trauma.

Intelligent graphene suspension moxibustion instrument

The core technology of far infrared photothermal technology using single-layer graphene crystal material is that under the action of external electric field, graphene crystal material will release far infrared. Because its infrared spectrum is highly similar to the infrared spectrum released by human body, it is easy to be absorbed by human body, realizing innovative design and intelligent operation for whole-body moxibustion. Product features: The body material is crafted according to medical device standards; it features a triple joint shaft, allowing for arbitrary adjustment of angles and distances, suitable for moxibustion on any part of the body; can be bound via WeChat Mini Program for online operation on mobile phones, smart and convenient; intelligent automated operation, simulating meridian circuit moxibustion, sparrow pecking moxibustion, and gentle moxibustion; intelligent remote control, with one-click adjustment of modes, angles, and speeds; applicable in various scenarios, without spatial limitations, suitable for moxibustion and health maintenance at any time.

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Pure Graphene Eye Mask

This product is intended to enhance blood circulation on the eye acupressure point. We believe the appearance to fashionable and pleasing. The SBR sponge 3D fitting design is breathable, soft, and comfortable. The integrated hot press cutting molding technology provides zero pressure around the eyes, and the wearer can wear it without any light interference. The eye mask helps provide a comforting experience that will block out light and promote sleep, penetrate into the muscle tissue around the eyes, relax the eyes, and relieve eye pressure. The eye mask uses a 5V ultra-low voltage, which is completely safe and energy efficient.

Because graphene is derived from carbon and more specifically, graphite, it has no known adverse effects on humans and the environment. While research into the matter is admittedly limited at this point, the chemistry of graphene and anecdotal information derived from those who’ve worked with it for a decade indicates that it is indeed safe and may one day be used in biomedical industries and perhaps even in daily life.

Add to that, the material does not burn or melt. It is chemically stable and resilient to UV rays. Furthermore, it has excellent insulation properties – the perfect material for fire protection gear as well as for heat and acoustic insulation.

Shanghai Qige’s Suppliers

The Company entered into a strategic cooperation framework agreement (the “Cooperation Agreement”) with Xiwang New Materials Technology Co., Ltd. (“Xiwang”) on October 18, 2022. Pursuant to the Cooperation Agreement, Xiwang will provide us various graphene based products with market prices and offer technical support and after sales services for our customers.

On January 20, 2025, the company signed a product procurement contract with Shenzhen Innovation Technology Co., LTD. (hereinafter referred to as “Innovation Technology”). According to the product purchase contract, Entrmei provides us with graphene heating knee module products, and provides customers with technical support, quality assurance and after-sales service.

The Company is seeking other suppliers to extend its product portfolios and reduce the supply chain risks.

Shanghai Qige’s Market Opportunity

Globally, the graphene industry is also showing a rapid growth trend. In 2023, the global graphene market size is about 11.789 billion US dollars, and it is expected to reach about 51.835 billion US dollars by 2030, with a compound annual growth rate of 23.56%.

The market is expected to be driven by the growing electronics industry in emerging economies and high penetration in composite applications. The graphene industry is also expected to witness significant growth on account of increasing demand from research institutes and multinational companies for the purpose of research and development.

A major share of key players is concentrated in developed regions, hence regional partnership and distribution agreements are the major strategic initiatives adopted by several key players. Some of the key players in the market include Haydale Graphene Industries PLC; Graphensic AB; Directa Plus; Graphene Technologies; Thomas Swan & Co., Ltd.; Grafoid, Inc.; ACS Materials Todayl, LLC; CVD Equipment Corporation; AMO GmbH; Applied Graphene Materials; and BGT Material Limited.

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Asia Pacific was the largest market with a revenue of $67.8 million in 2022. It is also the fastest-growing region with a projected CAGR of 51.0% over the forecast period. The region promises to become a key contributor to the global demand in the graphene industry, owing to the presence of a large number of manufacturers and consumers. Furthermore, increasing production volumes in various sectors including automobile, marine, defense, and aerospace are expected to drive the market in this region over the forecast period. China is expected to emerge as a prominent market for graphene with a CAGR of 60.9% over the forecast period in terms of volume. This is mainly due to the favorable government support to promote investments in the manufacturing sector. The Chinese government has put forward strong policies to ensure support for graphene research and development. The Chinese government is increasingly investing in the country’s graphene industry innovation center.

We believe that we have a comprehensive product line. Given that, we believe we are well positioned with our current product line to capitalize on growing graphene industry within the health therapy sector.

Strengths

Shanghai Qige is dedicated to sales of high quality products that are tailored to customers’ requirements and needs.

We will tailor our technology research and development to satisfy the needs of our customers.

Our marketing strategy is to rapidly reflect and adjust our product portfolios based on our analysis and research of market trend and the feedback from our customers. Shanghai Qige continues to review its sale data to improve its products and find new products to satisfy customer requirements. Shanghai Qige maintains communication with its customers and makes offers based on what it believes their current and future need sets are. Shanghai Qige offers preferential pricing when it believes it will be most effective and to maintain long term relationships with its customers.

Shanghai Qige’s products are designed to provide customized settings and functional optimization. Shanghai Qige believes the industrial application of its advanced technological achievements improves the quality of its products, and also contributes to the control of product costs, both of which benefit its customers.

After extensive research, Shanghai Qige has developed a marketing strategy targeting the health therapy industry.

Continuous Development

Since its inception, Shanghai Qige has focused on providing cost-effective products that suit their customers’ individual needs. At present, Shanghai Qige only cooperates with third parties to develop products that are suitable for customers, and purchases and sells them to customers from the third-party suppliers.

Shanghai Qige’s research and development management system is focused toward current market needs such that it can meet those needs with technological innovation as a core solution.

Growth Strategy

Shanghai Qige will continue to adhere to its business principles of providing high quality and safe products to its consumers and promote social responsibility. We believe that Shanghai Qige’s pursuit of these goals will lead to sustainable growth driven by its capacity expansion based on market demand, solidify its position in the industry, and create long-term value for shareholders, employees and other stakeholders.

●	Technological innovation. Shanghai Qige intends to closely track and study the development trend of domestic and international graphene based products and other technology research so it can maintain its technological standards to meet consumer needs.

●	Market development. Shanghai Qige hopes to expand its sales and distribution network to penetrate new geographic markets, further gaining market share in existing markets and accessing a broader range of customers. Shanghai Qige will continue to expand its sales network, leveraging its local resources to quickly enter new markets, while also minimizing requirements for capital outlay. Shanghai Qige plans to focus on brand customers and concentrate on high-end industry upgrades to its existing marketing system.

●	Industrial merger and acquisition plan. Shanghai Qige’s goal is to strengthen its market position and accelerate its expansion by expanding its scale and gaining additional market share. Shanghai Qige plans to increase investment in its business and expand its production capacity through horizontal or vertical acquisitions, strategic partnership and joint venture. Shanghai Qige plans to invest additional capital in technology research and development. With more exposure and promotion, Shanghai Qige’s product and brand will be better recognized. Currently Shanghai Qige has no agreements or letters of intent for any acquisitions, partnerships or ventures.

●	Human resource development. We believe Shanghai Qige’s success greatly depends on its ability to attract, incentivize and retain talented professionals. With a view to maintaining and improving its competitive advantage in the market, Shanghai Qige plans to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

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Research and Development

We do not expect significant changes in our research and development for foreseeable future. We will focus on the analysis of the market trends and feedback from our customers to adjust our product portfolios.

Sales and Marketing

Shanghai Qige’s experienced sales and marketing team is equipped with professional technical support personnel familiar with different application fields. We believe Shanghai Qige has sufficient business personnel in the regions it does business and employs a multi-dimensional marketing network system that supports customer service. Our customer service includes comprehensive consultation before, during and after product use. Our consultation entails discussion around product efficacy and applicable symptoms, and after-sales service guarantees.

At present, Shanghai Qige has two methods by which it markets:

1.	Many of Shanghai Qige’s sales are from current customer introductions, references and word-of-mouth promotion. Its marketing model is designed to drive organic growth, leverage positive word-of-mouth, and remove friction from the evaluation and purchasing process.

2.	Shanghai Qige also employs a sales and marketing team. Its team will actively contact their potential customers, not limited to phone calls.

Challenges

Shanghai Qige’s projects are based on research of current market trends, forecasts of future market development, and close communication with customers. Based on results of our projects, we will adjust our product portfolios accordingly to extend or limit our product lines. In general, it takes a minimum of 6 months or longer to launch a new product. Although Shanghai Qige conducts detailed market research and technical pre-research before product development and implementation, the ultimate success of its ability to launch a successful product is also affected by the product development cycle, launch timing, customer preferences, competitors’ product strategies, and need of the applicable market. Shanghai Qige’s industry is influenced by many factors, most of which can be difficult to predict. If Shanghai Qige’s research and development is inaccurate, or fails altogether, its projects may not achieve the expected economic benefits, which may lead to a decline in Shanghai Qige’s profitability.

At present, our main products are graphene based thermal therapy products. Graphene is produced in almost every part of world, but the countries that are rich in producing graphene include China, Ukraine, and Russia. In 2020, China’s graphite output was approximately accounted for 650,000 tons or 62% of the world’s total graphite production. However, Ukraine and Russia also accounted for around 43,000 tons annual graphite production in total in 2020. Currently, the conflict between Russia and Ukraine has not affected Shanghai Qige’s supply chain, material costs or internal staffing. However, in the face of current continuing military conflict between Ukraine and Russia, we keep overseeing our business and development plans, for possible threats posed by such risks.

Risk Factor Summary

Shanghai Qige is subject to numerous risks and uncertainties that you should be aware of before making a decision to invest in the Company’s Ordinary Shares. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

●	The industry in which Shanghai Qige operates is a technology-intensive industry, and Shanghai Qige’s core competitiveness depends on its technological research and development capabilities and continuous innovation capabilities;
●	Because the majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, which could have a material adverse on our business. See the risk factors beginning on page 18 in the section entitled “Risks Related to Doing Business in China”; The PRC government exerts substantial influence over the manner in which we must conduct our business activities in China. Please see the risk factors beginning on page 19 in the section entitled “Risks Related to Doing Business in China”;
●	The Chinese government plays a significant role in regulating industry development by imposing industrial policies and also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies which could have a material adverse on our business and/or the value of the securities we are registering. See the risk factors beginning on page 17 in the section entitled “Risks Related to Doing Business in China”;
●	Any actions taken by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue securities to investors and cause the value of such securities to significantly decline or be worthless. See the risk factors beginning on page 24 in the section entitled “Risks Related to Doing Business in China”;
●	Loss of core technical personnel;
●	Shanghai Qige faces intense competition in its industry in general. If it fails to compete effectively, it may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected;
●	Failure to maintain the quality and safety of its products could have a material and adverse effect on its reputation, financial condition and results of operations;
●	If the Company does not obtain substantial additional financing for Shanghai Qige, Shanghai Qige’s ability to execute on its business plan as outlined in this prospectus will be impaired

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Corporate History and Structure

The following diagram illustrates our corporate structure, including our holding company, as of the date of this prospectus:

Corporate Information

Our address is 10th Floor, Building 5, No. 525 Yuanjiang Road, Minhang District, Shanghai, China. The Company does not have a website. Our agent for service of process in the United States is The Crone Law Group P.C.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As long as we remain an emerging growth company, we may rely on exemptions from some of the reporting requirements applicable to public companies that are not emerging growth companies. These exemptions include: (1) being permitted to provide only two years of selected financial data (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (2) not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act of 2002 in the assessment of our internal control over financial reporting; and (3) not being required to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have taken, and may continue to take, advantage of some of these exemptions until we are no longer an emerging growth company. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of: (1) the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (3) the date on which we have, during the previous three-year period, issued more than $1.00 billion in non-convertible debt; or (4) the date on which we become a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if we have been a public company for at least 12 months and the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. We will not be entitled to the above exemptions if we cease to be an emerging growth company.

Implications of Our Foreign Private Issuer Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we are required to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the OTCQB. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

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The Offering

Ordinary Shares Offered By Selling Shareholders:	10,000,000 Ordinary Shares

Ordinary Shares Issued and Outstanding Before Completion of this Offering	45,518,000

Use of Proceeds:	The Selling Shareholders will receive all of the net proceeds from the sale of Ordinary Shares.

Over the Counter OTCQB Symbol:	TANAF

Risk Factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

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Summary Consolidated Financial Data

The following summary consolidated financial data as of June 30, 2026 and for the six months ended June 30, 2026 and 2025 has been derived from our unaudited interim consolidated financial statements, and the summary consolidated financial data as of December 31, 2025 and 2024 and for the years then ended has been derived from our audited consolidated financial statements, included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or US GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Balance Sheet Data

	As of June 30, 2026 (Unaudited)	As of December 31, 2025	As of December 31, 2024
Cash	$130,337	$49,864	$133,479
Total Assets	$167,401	$583,873	$1,025,656
Total Liabilities	$249,044	$655,648	$1,005,628
Total Shareholders’ Equity (Deficit)	$(81,643)	$(71,775)	$20,028

Statement of Operations Data

	Six Months Ended June 30, 2026 (Unaudited)	Six Months Ended June 30, 2025 (Unaudited)	Year Ended December 31, 2025	Year Ended December 31, 2024
Revenues	$433,784	$471,198	$734,893	$1,783,130
Net Income (Loss)	$(7,876)	$20,115	$(89,931)	$454,590

Balance Sheet Data	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash	$49,864	$133,479
Total Assets	$583,873	$1,025,656
Liabilities	$655,648	$1,005,628
Total Shareholder’s Equity (Deficit)	$(71,775)	$20,028

Statement of Operations	Year Ended December 31, 2025	Year Ended December 31, 2024
Revenues	$734,893	$1,783,130
Net income (loss)	$(89,931)	$454,590

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Risk Factors

An investment in our Shares involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Shares. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Shares could decline, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

Defects, errors or any other problems associated with Shanghai Qige’s products and services could diminish demand for its products or services, harm its business and results of operations and subject us to liability.

Shanghai Qige’s customers use its products and services for important aspects of their businesses, and any errors, defects or disruptions to its products and services and any other performance problems with its products and services could damage its customers’ businesses and, in turn, hurt its brand and reputation. Real or perceived errors, failures, bugs or security vulnerabilities in Shanghai Qige’s products could result in negative publicity, loss of or delay in market acceptance, loss of competitive position, lower customer retention or claims by customers for losses sustained by them. In such an event, Shanghai Qige may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem. As a result, its reputation and brand could be harmed, and the business, operating results and financial condition may be adversely affected. Shanghai Qige uses third-party suppliers to manufacture its products. Such finished products may contain defects, errors or other product issues, which may negatively impact the performance of Shanghai Qige’s products and services, and smart devices, damage its reputation, harm its ability to attract new and existing customers, and incur significant support, repair or replacement costs even if Shanghai Qige can be reimbursed from the third-party suppliers.

Shanghai Qige generates a significant portion of its revenues from a limited number of major customers and any loss of business from these customers could have a negative impact on revenues and harm our business.

Shanghai Qige derives a significant portion of its revenues from a limited number of major customers. As of December 31, 2025, one customer accounted for 2% of our revenues, as compared to 2024 where one customer accounted for 33% of our revenues. Shanghai Qige’s ability to maintain close relationships with major customers is essential to the success of its business. The purchase orders placed by specific customers may vary from period to period, and typically does not have long-term purchase commitments from its customers. As a result, most of its customers could reduce or cease their use of Shanghai Qige’s products and services at any time without any penalty or termination charges. A major customer in one year may not provide the same level of revenues in any subsequent year. In addition, reliance on any individual customer for a significant portion of revenues may give that customer a degree of pricing leverage when negotiating contracts and terms of service with Shanghai Qige.

Many factors not within Shanghai Qige’s control could cause the loss of, or reduction in, business or revenues from any customer, and these factors are not predictable. These factors include, among others, pricing pressure from competitors, a change in a customer’s business strategy, or failure of a module supplier to develop competitive products. Customers may choose to pursue alternative technologies and develop alternative products in addition to, or in lieu of, Shanghai Qige’s products, either on their own or in collaboration with others, including competitors. The loss of any major customer, or a significant decrease in the volume of customer demand or the price at which Shanghai Qige sells its products to customers, could materially adversely affect the Company’s financial condition and results of operations.

If the Company is unable to retain key personnel and hire new key personnel, it may not be able to implement our business plan.

The Company’s ability to succeed depends upon the experience and contributions of our key personnel, and in particular, our founder and CEO, Mr. Heng Fei Yang. The loss of the services of these individuals, if they are not adequately replaced, could have a substantial adverse effect on the Company’s financial condition, results of operations, and prospects. The Company’s future success will also depend on our ability to identify, attract, and retain additional qualified personnel as we expand our operations. There is no guarantee that we will be successful in identifying, attracting, and retaining such personnel. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. The Company may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of company projects. No assurance can be given that the Company will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

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Shanghai Qige’s ability to appropriately respond to changing consumer preferences and demand for new products or product enhancements could significantly harm its customer relationships and product sales and harm our financial condition and operating results.

Shanghai Qige’s industry is subject to changing consumer trends and preferences, especially with respect to technological advancement. Shanghai Qige’s continued success depends in part on its ability to anticipate and respond to these changes, and it may not respond in a timely or commercially appropriate manner to such changes. Its failure to accurately predict these trends could negatively impact consumer opinion of its products and cause the loss of sales. The success of Shanghai Qige’s new product offerings and enhancements depends upon a number of factors, including its ability to:

●	accurately anticipate customer needs;
●	innovate and develop new products or product enhancements that meet these needs;
●	successfully commercialize new products or product enhancements in a timely manner;
●	price our products competitively;
●	manufacture and deliver our products in sufficient volumes and in a timely manner; and
●	differentiate our product offerings from those of our competitors.

If Shanghai Qige does not introduce new products or make enhancements to meet the changing needs of its customers in a timely manner, some of its product offerings could be rendered obsolete, which could negatively impact revenues, financial condition and operating results.

If Shanghai Qige is unable to build a sufficient distribution network to meet increasing demand of its products, its ability to execute on its business plan as outlined in this prospectus will be impaired.

Shanghai Qige sells products through its direct sales force and distribution channel. Although Shanghai Qige’s sales and distribution satisfy existing business needs, they might be insufficient to meet demand for its products as they continue to grow the business, which could result in harm to sales and business operations, financial condition and results of operations. To mitigate such risk, the Company intends to invest internally generated cash from operations and capital to be raised to add additional teams to Shanghai Qige’s direct sales force, expand its geographic reach with new distribution channels into other provinces within China and overseas, and establish more sales online. If planned efforts to expand sales and distribution channels are not effective, Shanghai Qige’s ability to execute on business plans and to realize continued growth with be impaired.

Shanghai Qige may face increased competition from new and existing firms with greater capital resources, which could cause market share and profitability to decline if Shanghai Qige does not successfully meet competitive challenges.

The markets in which we operate, including graphene materials and related application products, are highly competitive and continue to evolve rapidly. We compete with a number of enterprises, including Anhui Aerospace Pim Health Technology Co., Ltd. and Zhejiang Zhongjun Graphene Technology Co., Ltd., among others, that are engaged in similar application areas such as graphene-based thermal management, health physiotherapy and heating products.

Certain of our competitors may possess advantages over us in one or more respects, including stronger capital resources, broader product portfolios, more advanced technologies, more extensive intellectual property holdings, more established brand recognition, integrated supply chain capabilities, and wider distribution and sales networks. Some competitors may also benefit from lower production costs, greater economies of scale, or enhanced ability to invest in research and development, marketing and customer acquisition.

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As a result of these competitive pressures, we may be required to reduce prices, offer more favorable commercial terms, or increase expenditures on technology development and market expansion, which could adversely affect our margins and operating results. If we are unable to effectively compete through continued innovation, operational efficiency, strategic cooperation and timely market expansion, our market share may decline, and our revenues, profitability and overall financial performance could be materially and adversely affected.

A cyber-attack or our information systems otherwise not properly working could materially disrupt our business.

We rely on information technology systems and networks in our operations and administration of our business. Information systems are vulnerable to security breaches by computer hackers and cyber terrorists. Our business operations could be targeted by individuals or groups seeking to sabotage or disrupt our information technology systems and networks, or to steal data. Cyber-attacks are becoming increasingly sophisticated and continue to evolve, and include, but are not limited to, ransomware, credential stuffing, spear phishing, social engineering, and the use of artificial intelligence (such as deepfakes that use highly realistic synthetic media generated by artificial intelligence), and other attempts to gain unauthorized access to data for purposes of extortion or other malfeasance. Such increase in sophistication and evolution may require us to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerabilities to cyber-attacks. Despite our cybersecurity measures, a successful cyber-attack, or other breach of, damage to, or significant interruption or failure of our information technology systems, could materially disrupt our operations, or lead to unauthorized release of information or alteration of information in our systems. Any such attack or other breach of our information technology systems could have a material adverse effect on our business and operating results. In addition, the unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased operating costs, causing our business and operating results to suffer. Any significant interruption or failure of our information systems or any significant breach of security could adversely affect our business and operating results. Additionally, any changes in the nature of cyber threats might require us to adopt additional procedures for monitoring cybersecurity, which could require additional expenses and/or capital expenditures.

Risks Related To Legal Uncertainty

We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

We may face major product liability claims, which will increase operating costs and adversely affect the Company’s financial condition and operating results.

Product liability claims are common in the industry. As a product supplier, the Company shall bear corresponding liabilities if product defects lead to personal injury or property damage. Even in the absence of evidence proving that the incident was caused by the Company’s products, the Company may still be named as a defendant in such claims, and the associated defense costs and compensation payments may result in substantial losses. In addition, if product defects are identified, the Company may be forced to conduct product recalls, or take the initiative to recall products and assume compensation liabilities based on industry practices and goodwill maintenance. Other products of the Company are also exposed to the same risk.

The Company currently does not hold product liability insurance, but may recover losses from upstream suppliers in accordance with contractual agreements and relevant laws and regulations. However, the effect of such recovery is subject to factors including the suppliers’ solvency and liability determination, with risks of failure to recover losses or the recovered amount being insufficient to cover the losses incurred. Moreover, the Company cannot guarantee that it will be able to obtain insurance coverage on reasonable commercial terms in the future. Relevant claims may still exert a material adverse impact on the Company’s reputation, business operations and financial performance.

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Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for conducting certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign investment in China is extensively regulated and subject to numerous restrictions. Pursuant to the Special Management Measures for the Market Entry of Foreign Investment (Negative List) (2019), or the 2019 Negative List, published by the National Development and Reform Commission, and the Ministry of Commerce, or the MOFCOM, on June 30, 2019, and effective on July 30, 2019, with a few exceptions, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication services provider and any primary foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record.

If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment, or if the PRC government otherwise finds that we or any of its subsidiaries are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, would have broad discretion in dealing with such violations or failures, including, without limitation:

●	revoking the business licenses and/or operating licenses of such entities;
●	discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiary and consolidated affiliated entities;
●	Imposing fines, confiscating the income from our PRC subsidiary or consolidated affiliated entities, or imposing other requirements with which such entities may not be able to comply;
●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our variable interest entity and deregistering the equity pledges of our variable interest entity, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our variable interest entity; or
●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences result in our inability to direct the activities of our variable interest entity that most significantly impact its economic performance, and/or our failure to receive the economic benefits from our variable interest entity, we may not be able to consolidate the entity in our consolidated financial statements in accordance with US GAAP.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the British Virgin Islands against us or our management named in the prospectus based on foreign laws.

Our Company is incorporated under the laws of the British Virgin Islands. We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the British Virgin Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

In addition, BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. For more information, see “Description of Share Capital—Differences in Corporate Law—Shareholders’ Suits”. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law, and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory enforcement in the BVI of judgments obtained in the United States, although the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary. For more information, see “Enforceability of Civil Liabilities.” This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

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Lastly, under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from certain matters. For more information, see “Description of Share Capital—Differences in Corporate Law—Shareholders’ Suits.”

Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association, which are more limited than the rights afforded investors under the laws of many states in the United States.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our British Virgin Islands holding company primarily relies on dividend payments from us to fund any cash and financing requirements it may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our Holding Company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, our Holding Company may need to obtain SAFE approval to use cash generated from our operations to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Shares.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and its implementing rules, and how they may impact our business, financial condition and results of operations.

The variable interest entity structure has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. The MOFCOM published a discussion draft of the Proposed Foreign Investment Law in January 2015, or the 2015 Draft FIL, according to which, variable interest entities that are controlled via contractual arrangements would also be deemed as foreign-invested entities, if they are ultimately “controlled” by foreign investors.

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In March 2019, the PRC National People’s Congress, or the NPC, promulgated the PRC Foreign Investment Law, or the Foreign Investment Law, and in December 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law of PRC, or the FIE Implementing Regulations, to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the FIE Implementing Regulations both became effective from January 1, 2020 and replaced the major existing laws and regulations governing foreign investment in the PRC. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council.

The Foreign Investment Law and FIE Implementing Regulations do not introduce the concept of “control” in determining whether a company would be considered as a foreign-invested enterprise, nor do they explicitly provide whether the variable interest entity structure would be deemed as a method of foreign investment. However, the Foreign Investment Law has a catch-all provision that includes into the definition of “foreign investments” made by foreign investors in China in other methods as specified in laws, administrative regulations, or as stipulated by the State Council, and as the Foreign Investment Law and FIE Implementing Regulations are newly adopted and relevant government authorities may promulgate more laws, regulations or rules on the interpretation and implementation of the Foreign Investment Law, the possibility cannot be ruled out that the concept of “control” as stated in the 2015 Draft FIL may be embodied in, or the variable interest entity structure adopted by us may be deemed as a method of foreign investment by, any of such future laws, regulations, and rules.

If we are deemed as a foreign-invested enterprise under any of such future laws, regulations, and rules, and any of the businesses that we operate were to be in the “negative list” for foreign investment and therefore be subject to foreign investment restrictions or prohibitions, further actions required to be taken by us under such laws, regulations and rules may materially and adversely affect our business, financial condition and results of operations. Furthermore, if future laws, administrative regulations or rules mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

All of our assets and operations are located in China through our subsidiary Shanghai Qige. Accordingly, the Company’s business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

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While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Because the majority of our operations are in China via our subsidiary Shanghai Qige, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

We are subject to a variety of laws and regulations that involve matters important to, or may otherwise impact, our business, including, among others, information security and censorship, foreign exchange and taxation. The introduction of new products and services may subject us to additional laws, regulations, or other government scrutiny.

These laws and regulations are continually evolving and may change significantly. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the rapidly evolving industry in which we operate. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. These laws and regulations may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development of new services,
●	Result in negative publicity, increase out operating costs,
●	Require significant management time and attention, and
●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practice.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products and services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as the value of our Ordinary Shares.

Any actions that may be taken by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

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Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities through our subsidiary Shanghai Qige.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy and any regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary, Shanghai Qige, to fund any cash and financing requirements we may have, and any limitation on the ability of Shanghai Qige to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a BVI holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. The ability of our PRC subsidiary to pay dividends and other distributions on equity, in turn, depends on the payment they receive from our variable interest entity as service fees pursuant to certain contractual arrangements among our PRC subsidiary, our variable interest entity and its shareholders entered into to comply with certain restrictions under PRC laws on foreign investment.

Additionally, our subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to its shareholder only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary, our variable interest entity and its subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

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To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Under the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the State Administration of Taxation, or the SAT, on February 20, 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiary, if it satisfies the conditions prescribed under the SAT Circular 81, and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

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Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Company primarily relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary and variable interest entity to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, promulgated by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions that are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or Shanghai Qige’s to liability or penalties, limit our ability to inject capital into Shanghai Qige, limit our Shanghai Qige’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who control, or have prior to the implementation of SAFE Circular 37 controlled, directly or indirectly of offshore special purpose vehicles, or SPVs, will be required to register such investments with the SAFE or its local branches. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by PRC residents in the SPVs, by means of acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contribution into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investment and outbound overseas direct investment, including those required under the SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

These regulations may have a significant impact on our present and future structuring and investment. We have requested or intend to take all necessary measures to require our shareholders who to our knowledge are PRC residents to make the necessary applications, filings and amendments as required under these regulations. We further intend to structure and execute our future offshore acquisitions in a manner consistent with these regulations and any other relevant legislation. However, because it is presently uncertain how the SAFE regulations and any future legislation concerning offshore or cross-border transactions will be interpreted and implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, we cannot provide any assurances that we will be able to comply with, qualify under, or obtain any approvals required by the regulations or other legislation. Furthermore, we cannot assure you that any PRC shareholders of our company or any PRC company into which we invest will be able to comply with those requirements. Any failure or inability by such individuals or entities to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant governmental authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

We believe that Company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that Company or any of our offshore subsidiaries is a PRC resident enterprise for enterprise income tax purposes, we and our offshore subsidiary will be subject to PRC enterprise income on their worldwide income at the rate of 25%, which would materially reduce our net income. Furthermore, if we are treated as a PRC tax resident enterprise, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Company is treated as a PRC resident enterprise.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued a Bulletin of State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfer of Properties by Non-resident Enterprises, or SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. Pursuant to SAT Bulletin 7, an “Indirect Transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

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On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Under the “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved. Our Company may be subject to filing obligations or taxed if our company is transferor in such transactions, and we may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and SAT Bulletin 37. For transfer of Ordinary Shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022. Pursuant to Article 2 of Measures for Cybersecurity Review (2021 version), the purchase of network products and services by critical information infrastructure operator and the data processing activities carries out online platform operators, which affects or may affect national security, shall be subject to cybersecurity review in accordance with the present Measures. Pursuant to Article 7, an online platform operator who possesses the personal information of more than 1 million users shall declare to the Office of Cybersecurity Review for cybersecurity review.

On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments). Article 13 of the Network Internet Data Protection Draft Regulations (draft for comments) reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review in compliance with relevant national regulations.

Our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. However, since the Measures for Cybersecurity Review (2021 version) just became effective on February 15, 2022, it is unclear on how it will be interpreted and implemented by the relevant PRC authorities. In addition, since the deadline for feedback of the Network Internet Data Protection Draft Regulations (draft for comments) is December 13, 2021 and the formal Network Internet Data Protection Regulations is not promulgated, it is unclear on how it will be amended by the relevant PRC authorities. As of the date of this prospectus, our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the relevant PRC authorities, and has not received any requirements to obtain permissions from relevant PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by relevant PRC authorities.

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However, if there is significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and our Company or our PRC subsidiaries are required to obtain such approvals in the future, and that our Company does not receive or maintain the approvals or is denied permissions from the PRC authorities, or inadvertently concludes that such approvals are not required, we could incur material costs to ensure compliance, be subject to fines and no longer be permitted to continue our current business operations. We may not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significant depreciation of the price of our Ordinary Shares.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct all of our business in China through our subsidiary, Shanghai Qige. Our Company is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to Chinese private companies, including reduced enterprise income tax rates. For example, under the PRC Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. According to the Administrative Measures for the Accreditation of High-tech Enterprises promulgated by three PRC regulatory agencies, including SAT, the qualification of high and new enterprise is effective for a renewable three-year permitted. Our Chinese subsidiaries does not meet the qualification of high and new enterprise, our Chinese subsidiaries are subject to the statutory enterprise income tax rate of 25%. Any increase in the enterprise income tax rate applicable to our PRC subsidiary, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by our subsidiaries in China, could adversely affect our business, financial condition, and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest, and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

Companies operating in China are required to participate in mandatory employee social security schemes that are organized by municipal and provincial governments, including pension insurance, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing provident funds. Such schemes have not been implemented consistently by the local governments in China given the different levels of economic development in different locations, but generally require us to make contributions to employee social security plans at specified percentages of the salaries, bonuses and certain allowances of our eligible full-time employees, up to a maximum amount specified by the local government from time to time. We have accrued in financial statements and have made full contributions to the social insurance and housing provident funds in accordance for our eligible full-time employees as required by the relevant PRC laws and regulations. As the date of this prospectus, none of our entities or subsidiaries had received any notice from local authorities or any claim or request from the employees in this regard. Our failure to make full contributions to social insurance and to comply with applicable PRC labor-related laws regarding housing funds may subject us to late payment penalties and other fines or labor disputes, and we could be required to make up the contributions for these plans, which may adversely affect our financial condition and results of operations.

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According to applicable PRC laws and regulations, employers must open social insurance registration accounts and housing provident fund accounts and pay social insurance and housing provident funds for employees. We may, in the future, become subject to penalties imposed by the local social insurance authorities and the local housing provident fund management centers if we fail to discharge our obligations in relation to payment of social insurance and housing provident funds as an employer.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our Holding Company, or otherwise materially adversely affect us.

Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicle, or Circular 37, which was promulgated by SAFE, and became effective on July 4, 2014, (1) a PRC resident must register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or an Overseas SPV, that is directly established or controlled by the PRC resident for the purpose of conducting investment or financing; and (2) following the initial registration, the PRC resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change in the Overseas SPV’s PRC resident shareholder, name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV’s registered capital, share transfer or swap, and merger or division.

We have requested the beneficial holders of our Ordinary Shares who are PRC residents to register with the relevant branch of SAFE in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries pursuant to Circular 37 or the predecessor regulation of Circular 37, namely the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, as the case may be. Because of uncertainty over how Circular 37 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.

In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 37. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other U.S. laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the relevant statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. PRC anti-corruption laws also strictly prohibit bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors may engage in conduct for which we might be held responsible. Particularly, most of the hospitals and inoculation centers in China are state-owned entities, whose employees may be recognized as foreign government officials for the purpose of FCPA. Therefore, any payments, expensive gifts or other benefits provided to an employee of the state-owned hospital or inoculation center may be deemed violation of FCPA. Violations of FCPA or PRC anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, prospects, operating results and financial condition. In addition, the U.S. government may seek to hold us liable for successor liability under FCPA violations committed by companies in which we invest or that we acquire.

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Risks Related to our Securities

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Our directors and officers collectively own an aggregate of 62.05% of the total voting power of our outstanding Ordinary Shares. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Shares. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Shares, the market price for our Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline.

The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Ordinary Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we will continue to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of the Nasdaq Stock Exchange by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions with only independent directors; or

●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Exchange.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the years ended December 31, 2025 and 2024, we identified several material weaknesses in our internal control over financial reporting and other control deficiencies as of December 31, 2025. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified to date relate to a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements.

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Following the identification of the material weaknesses and control deficiencies, we have taken remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; and (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control.

As of the date of this report, we have not fully addressed the above-referenced weaknesses.

The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

Risks Related to Our Shares and This Offering

An active trading market for our Ordinary Shares may never develop and the trading price for our Shares may fluctuate significantly.

Our Ordinary Shares are currently quoted on the OTCQB Venture Market operated by OTC Markets Group Inc. However, quotation on the OTCQB does not ensure that an active or liquid trading market for our Ordinary Shares will develop or be sustained. The OTCQB generally provides less liquidity and trading activity than national securities exchanges, such as Nasdaq or the New York Stock Exchange, and our Ordinary Shares may experience limited trading volume, significant price volatility and wide fluctuations between bid and ask prices. As a result, investors may experience difficulty purchasing or selling our Ordinary Shares at desired prices or in desired quantities, and the market price of our Ordinary Shares may not accurately reflect their underlying value. In addition, the market price of our Ordinary Shares may fluctuate significantly in response to various factors, including our operating results, market conditions, investor perceptions and changes in the supply of and demand for our Ordinary Shares. We cannot assure you that an active and liquid trading market for our Ordinary Shares will develop or be sustained or that the trading price of our Ordinary Shares will not decline. Accordingly, investors may be unable to sell their Ordinary Shares at or above the price paid for such shares and may experience a substantial or complete loss of their investment.

If we are successful at creating a market for our Shares, the trading price of our Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;
●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	announcements of new offerings, solutions and expansions by us or our competitors;
●	changes in financial estimates by securities analysts;
●	detrimental adverse publicity about us, our services or our industry;
●	additions or departures of key personnel; and
●	potential litigation or regulatory investigations.

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Any of these factors may result in large and sudden changes in the volume and price at which our Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain existing shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, our directors and officers will collectively own an aggregate of 65.9% of the total voting power of our outstanding Ordinary Shares immediately after the completion of this offering. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Shares and trading volume could decline.

The trading market for our Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Shares, the market price for our Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The 10,000,000 Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares.

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Negative publicity may harm Shanghai Qige’s brand and reputation and have a material adverse effect on business.

Negative publicity about us, including our services, management, business model and practices, compliance with applicable rules, regulations and policies, or our network partners may materially and adversely harm our brand and reputation and have a material adverse effect on our business. We cannot assure you that we will be able to defuse any such negative publicity within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted on the internet by anyone on a named or anonymous basis, and can be quickly and widely disseminated. Information posted may be inaccurate, misleading and adverse to us, and it may harm our reputation, business or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially inaccurate or misleading information about our business and operations, which in turn may materially adversely affect our relationships with our customers, employees or business partners, and adversely affect the price of our Shares.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Shares will likely depend entirely upon any future price appreciation of our Shares. There is no guarantee that our Shares will appreciate in value after this offering or even maintain the price at which you purchased the Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment in our Shares.

We are exempt from certain corporate governance standards. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);
●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;
●	have regularly scheduled executive sessions with only independent directors; or
●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least $1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

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We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Stock Exchange, impose various requirements on the corporate governance practices of public companies. As a company with less than $1.07 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

We are a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the years ended December 31, 2025 and 2024, we identified several material weaknesses in our internal control over financial reporting and other control deficiencies. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified to date relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“US GAAP”) and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; (iii) a lack of independent directors and an audit committee; (iv) lack of risk assessment in accordance with the requirement of COSO 2013 framework and (v) a lack of an effective review process by the accounting manager which led to material audit adjustments to the financial statements.

Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant US GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous US GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance.

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We plan to take measures to remedy these material weaknesses depending on our resources. The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report from management on our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our current expectations and views of future events, which are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by these statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements included in this prospectus relate to, among other things:

●	our goals and strategies;
●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;
●	our future business development, financial condition and results of operations;
●	expected changes in our revenues, costs or expenditures;
●	our dividend policy;
●	our expectations regarding demand for and market acceptance of our products and services;
●	our expectations regarding our relationships with customers and business partners;
●	the trends in, expected growth in and market size of the brushless controller industry;
●	our ability to maintain and enhance our market position;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;
●	developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations;
●	relevant governmental policies and regulations relating to our businesses and industry;
●	competitive environment, competitive landscape and potential competitor behavior in our industry and the overall outlook in our industry;
●	our ability to generate cash flow and profitability and continue as a going concern;
●	our ability to attract, train and retain executives and other employees;
●	the development of the global financial and capital markets;
●	fluctuations in inflation, interest rates and exchange rates;
●	general business, political, social and economic conditions in China and the overseas markets we have business; and
●	assumptions underlying or related to any of the foregoing.

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These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations and our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary—Our Challenges,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains information derived from government and private publications. These publications include forward-looking statements, which are subject to risks, uncertainties and assumptions. Although we believe the data and information to be reliable, we have not independently verified the accuracy or completeness of the data and information contained in these publications. Statistical data in these publications also include projections based on a number of assumptions. The digital wallet industry may not grow at the rate projected by market data, or at all. Failure of these markets to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly evolving nature of the industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. See “Risk Factors—Risks Relating to Our Shares and General Risk Factors.” Therefore, you should not place undue reliance on these statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements in this prospectus are made based on events and information as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may materially differ from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders pursuant to this prospectus. The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any prospectus supplement.

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Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Ordinary Shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our Ordinary Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

The Companies Law imposes restrictions on our ability to declare and pay dividends. See “Description of share capital and articles of association—Dividend and liquidation rights” for additional information. Payment of dividends may be subject to China withholding taxes. See “Taxation and government programs-China tax considerations and government programs” for additional information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the Section entitled “Risk Factors”, and other documents we file with the Securities and Exchange Commission. Historical results are not necessarily indicative of future results.

Overview

Tian’an Technology Group Ltd. (“Tian’an”) is a holding company that was incorporated under the laws of the British Virgin Islands on April 8, 2021. Tian’an Technology Group (HK) Limited (“Tian’an Hong Kong”) is our wholly owned subsidiary. Shanghai Qige Power Technology Co., Ltd. (“Shanghai Qige”) is a wholly owned subsidiary of Tian’an Hong Kong and our operating company in China. Henan Qige Power Artificial Intelligence Technology Co., Ltd. (“Henan Qige”) is a wholly owned subsidiary of Shanghai Qige and our operating company in China.

Shanghai Qige is engaged in the health therapy industry. We believe utilizing the far-infrared heat therapy characteristics of graphene, a new breakthrough in product technology is achieved allowing more people to enjoy high-quality health therapy.

Basis of Presentation

Our audited consolidated operation data for the years ended December 31, 2025 and 2024 have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in accordance with US GAAP.

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Results of Operations

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2026	As of December 31, 2025
	(Unaudited)
ASSETS

Current Assets:
Cash	$130,337	$49,864
Restricted cash	15,603	-
Accounts receivable	-	17,537
Inventories	-	8,747
Advances to suppliers	21,461	507,725

TOTAL ASSETS	$167,401	$583,873

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$396	$5,017
Payroll payable	11,950	14,156
Taxes payable	4,400	5,207
Advance from customers	-	12,955
Due to related parties	196,268	537,724
Other payables	36,030	80,589

Total Current Liabilities	249,044	655,648

Commitments and Contingencies	-	-

Stockholders’ Equity:
Common Stock, No par value, 100,000,000 shares authorized; 45,518,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Additional paid-in capital	607,200	607,200
Accumulated deficits	(707,565)	(699,689)
Other comprehensive loss	18,722	20,714

Total Stockholders’ Equity	(81,643)	(71,775)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$167,401	$583,873

The accompanying notes are an integral part of these consolidated financial statements

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TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Six Months Ended June 30,
	2026	2025

Revenue	$433,784	$460,939
Revenue - related parties	-	10,259
	433,784	471,198

Cost of revenue	316,938	300,395
Cost of revenue - related parties	-	7,925
	316,938	308,320

Gross profit	116,846	162,878

Operating Expenses:
Selling and marketing	24,952	26,860
General and administrative	98,678	115,390

Total operating expenses	123,630	142,250

Income (loss) from operations	(6,784)	20,628

Other Income (Loss):
Interest income, net	38	25
Other expense, net	(1,130)	(538)
Other loss, net	(1,092)	(513)

Income (loss) before income taxes	(7,876)	20,115

Income taxes	-	-
Net income (loss)	(7,876)	20,115
Other Comprehensive Income (Loss):
Foreign currency translation adjustment	(1,992)	320

Comprehensive income (loss)	$(9,868)	$20,435

Earnings (Loss) per common share, basic and diluted	$(0.00)	$0.00

Weighted average number of shares outstanding, basic and diluted	45,518,000	45,518,000

The accompanying notes are an integral part of these consolidated financial statements

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TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional		Other
	Number of Shares	Common Stock	Paid-in Capital	Accumulated Deficits	Comprehensive Income (Loss)	Total
Balance at December 31, 2024	45,518,000	-	607,200	(609,758)	22,586	20,028
Net loss	-	-	-	(89,931)	-	(89,931)
Foreign currency translation adjustment	-	-	-	-	(1,872)	(1,872)
Balance at December 31, 2025	45,518,000	-	607,200	(699,689)	20,714	(71,775)
Net loss	-	-	-	(7,876)	-	(7,876)
Foreign currency translation adjustment	-	-	-	-	(1,992)	(1,992)
Balance at June 30, 2026	45,518,000	$-	$607,200	$(707,565)	$18,722	$(81,643)

The accompanying notes are an integral part of these consolidated financial statements

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TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(7,876)	$20,115
Adjustments to Reconcile Net Income (Loss) to Net Cash Used in Operating Activities:
Accounts receivable	17,792	(20,239)
Accounts receivable - related party	-	14,437
Other receivables	-	(5,725)
Inventories	8,875	(25,854)
Advances to suppliers	493,923	178,059
Accounts payable	(4,686)	1,124
Advance from customers	(13,085)	(100,986)
Payroll payable	(2,548)	4,159
Taxes payable	(934)	(13,904)
Other payables	(46,164)	(53,783)

Net Cash Used in Operating Activities	445,297	(2,597)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	42,360	41,266
Repayments to related parties	(393,442)	(157,185)

Net Cash Provided by (Used in) Financing Activities	(351,082)	(115,919)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	-

Net Cash Used in Investing Activities	-	-

Effect Of Exchange Rate Changes On Cash	1,861	(1,009)

Net increase (decrease) in Cash, cash equivalents and restricted cash	96,076	(119,525)
Cash, cash equivalents and restricted cash, beginning of period	49,864	133,479

Cash, cash equivalents and restricted cash, end of period	$145,940	$13,954

Supplemental Disclosure of Cash Flow Information:
Interest	$38	$25
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

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TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements encompass the financial data of Tian’an Technology Group Ltd. (“Tian’an”), a holding company incorporated in the British Virgin Islands on April 8, 2021; Tian’an Technology Group (HK) Limited (“Tian’an HK”), formerly known as Yunke Jingrong Information Technology Co., Ltd., established in Hong Kong on October 27, 2021; Shanghai Qige Power Technology Co., Ltd. (“Shanghai Qige”), an operating company incorporated in the People’s Republic of China (the “PRC”) on August 10, 2016; and Henan Qige Power Artificial Intelligence Technology Co., Ltd. (“Henan Qige”), an operating company incorporated in the PRC on September 25, 2024. Shanghai Qige is a wholly owned subsidiaries of Tian’an HK, and Henan Qige is a wholly owned subsidiary of Shanghai Qige. Tian’an HK, in turn, is a wholly owned subsidiary of Tian’an. Collectively, these entities are referred to as “the Company.”

Currently, the Company’s operations are conducted exclusively through its subsidiaries, Tian’an HK, Shanghai Qige and Henan Qige, while Tian’an functions solely as a holding company without direct operations. Initially, through Shanghai Qige, the Company specialized in technology-driven sales of power control and service systems solutions. However, in the third quarter of 2022, it transitioned its business model to focus on graphene production and the health therapy industry. The Company leverages the far-infrared heat therapy properties of graphene, integrating them into its products.

In the third quarter of 2024, the Company expanded its business by establishing Henan Qige as a wholly owned subsidiary in China to enter the healthcare service sector. Additionally, plans are underway to develop an online medicine distribution platform to facilitate medication delivery for customers.

Tian’an is a holding company with no substantive operations. Tian’an HK historically functioned as a holding company; however, beginning in 2025, Tian’an HK commenced limited sales activities. Notwithstanding such activities, substantially all of the Company’s operations continue to be conducted through its PRC subsidiaries.

The Company’s initial marketing efforts are in the Eastern China market with the intention of developing a nationwide marketing network.

Name of Consolidated Companies	Domicile and Date of Incorporation	Paid in Capital	Percentage of Effective Ownership	Principal Activities
Tian’an Technology Group Ltd.	April 8, 2021, British Virgin Islands	USD $0	62.05% owned by Mr. Heng Fei Yang	Investment holding
Tian’an Technology Group (HK) Limited (formerly known as Yunke Jingrong Information Technology Co., Ltd.)	October 27, 2021, Hong Kong	USD $0	100% owned by Tian’an	Investment holding and limited sales of healthcare products
Shanghai Qige Power Technology Co., Ltd.	August 10, 2016, PRC	USD $0	100% owned by Tian’an HK	Sales of healthcare products
Henan Qige Power Artificial Intelligence Technology Co., Ltd.	September 25, 2024, PRC	RMB $100,000	100% owned by Shanghai Qige	Artificial intelligence software development and healthcare services

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the Company and its wholly-owned subsidiaries. The functional currencies of the Company and its subsidiaries are the currencies of the primary economic environments in which they operate, principally the Chinese Renminbi (“RMB”) and Hong Kong dollar (“HKD”). The Company’s reporting currency is the United States dollar (“USD”). All significant inter-company accounts and transactions have been eliminated in consolidation. The consolidated financial statements include all adjustments that, in the opinion of management, are necessary to make the financial statements not misleading.

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Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires Management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Management bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes. Significant estimates and assumptions by Management include, among others, revenue recognition, valuation of inventory, the determination of allowances for credit losses of financial assets, including other receivables and prepayments, as applicable. While Management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Concentrations of Business and Credit Risks

Substantially all of the Company’s operations are located in the PRC. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Moreover, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include, but are not limited to, general economic conditions, prices of raw materials, competition, governmental and political conditions, and changes in regulations. Since the Company’s operations are primarily conducted in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to the risks of restrictions on transfer of funds, customs regulations, changing taxation policies, foreign exchange restrictions, and political and governmental regulations. The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between United States dollars (“USD”) and the Chinese currency Renminbi (“RMB”).

Statements of Cash Flows

The Company prepares its consolidated statements of cash flows in accordance with FASB ASC Topic 230, Statement of Cash Flows. The statements of cash flows present the cash effects during periods of the Company’s operating, investing and financing activities and reconcile net income (loss) to net cash provided by (used in) operating activities. Cash flows from the Company’s operations are calculated based upon the functional currencies and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily be the same as the corresponding balances on the consolidated balance sheets. For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The consolidated statements of cash flows explain the change during the period in the total of cash, cash equivalents and restricted cash. Transfers between cash, cash equivalents and restricted cash are not presented as operating, investing or financing activities in the consolidated statements of cash flows.

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The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported in the consolidated balance sheets to the total amounts presented in the consolidated statements of cash flows.

	As of June 30, 2026	As of December 31, 2025
Cash	$130,337	$49,864
Cash equivalents	-	-
Restricted cash	15,603	-
Total cash, cash equivalents and restricted cash shown in the consolidated statements of the cash flows	$145,940	$49,864

Cash

Cash consists primarily of cash on hand and cash in banks which is readily available in checking and savings accounts with financial institutions. The Company maintains cash with various financial institutions in the PRC. Deposits with qualifying PRC banking institutions are generally covered by the PRC deposit insurance system up to the applicable statutory limit. Cash balances in excess of the insured limit are subject to credit risk. The Company has not experienced any losses from funds held in bank accounts and monitors the credit quality of the financial institutions with which it maintains its deposits.

Restricted Cash

Amounts included in restricted cash represent cash that is temporarily unavailable for the Company’s use due to restrictions imposed by a financial institution pending the completion of account closure and fund remittance procedures. As of June 30, 2026, restricted cash of $15,603 represented the remaining balance in the Company’s bank account with Hang Seng Bank Limited following the closure of the account on May 26, 2026. The funds remained subject to the bank’s account settlement and remittance procedures as of June 30, 2026. Upon completion of those procedures, the funds were transferred to the Company’s newly opened bank account with Oversea-Chinese Banking Corporation Limited on July 6, 2026.

Advances to Suppliers

The Company periodically makes advance payments to certain vendors for purchases of raw materials or to service providers for services to be rendered and records these payments as advances to suppliers. As of June 30, 2026 and December 31, 2025, advances to suppliers amounted to $21,461 and $507,725, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value. The Company uses the weighted average cost method of accounting for inventories. The Company regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine whether valuation allowance is required. As of June 30, 2026 and December 31, 2025, the Company reported inventories of $0 and $8,747 without inventory valuation allowance.

Leases

The Company leases office space from third parties. In accordance with FASB ASC Topic 842, the Company recognizes a right-of-use asset and a corresponding lease liability at the commencement date of the lease contract and recognizes in profit or loss the lease cost or expense during the lease term, except for leases that qualify for the short-term lease exemption. The Company has elected not to recognize right-of-use assets and lease liabilities for leases with an initial term of 12 months or less and no purchase option that the Company is reasonably certain to exercise. Lease payments for such short-term leases are recognized as lease expense on a straight-line basis over the lease term.

Lease liabilities are measured at the present value of lease payments over the lease term using the rate implicit in the lease, if readily determinable. If the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate. Renewal options are included in the lease term when the Company is reasonably certain to exercise such options. Variable lease payments that are not included in the measurement of lease liabilities are recognized as expense in the period in which the obligation for those payments is incurred.

Variable lease payments include payments to lessors for taxes, maintenance, insurance and other operating costs as well as payments that are adjusted based on an index or rate. The Company’s lease agreements do not contain any significant residual value guarantees or restrictive covenants.

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Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration that the Company expects to be entitled in exchange for those goods or services, net of value-added tax. The Company determines revenue recognition through the following steps:

●	Identify the contract with a customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to the performance obligations in the contract; and
●	Recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is allocated to each performance obligation based on the relative standalone selling prices of the goods or services underlying each performance obligation. The transaction price allocated to each performance obligation is recognized when the Company satisfies that performance obligation by transferring control of the promised goods or services to the customer, which may occur at a point in time or over time, as appropriate.

For the six months ended June 30, 2026 and 2025, the Company’s revenues were primarily derived from the sale of intelligent graphene moxibustion devices in the People’s Republic of China (“PRC”). Revenue from the sale of these products is recognized at a point in time when control of the products is transferred to the customer, which generally occurs upon physical delivery of the products to and acceptance by the customer. The Company’s sales during these periods were primarily made to customers located in the PRC.

The Company’s revenues are net of value added tax (“VAT”) collected on behalf of PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying consolidated balance sheets until it is paid to the relevant PRC tax authorities.

Fair Value of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Earnings (Loss) per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. For the six months ended June 30, 2026 and 2025, the Company had no potential dilutive common stock equivalents outstanding.

Income Taxes

The Company and its subsidiaries are subject to income taxes in the jurisdictions in which they are organized or operate. The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes (ASC 740), which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

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According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be derecognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Translation of Foreign Currencies

For subsidiaries where the functional currencies are other than the U.S. dollar, the Company uses the period-end exchange rates to translate assets and liabilities, the average monthly exchange rates to translate revenue and expenses, and historical exchange rates to translate shareholders’ equity, into U.S. dollars. The Company records translation gains and losses in accumulated other comprehensive income (loss) as a component of shareholders’ equity in the consolidated balance sheets.

	June 30,
	2026	2025
Period-end RMB per USD exchange rate	6.8109	7.1636
Average RMB per USD exchange rate	6.8932	7.2526

December 31, 2025
Period-end RMB per USD exchange rate	6.9937
Average yearly RMB per USD exchange rate	7.1862

	June 30,
	2026	2025
Period-end HKD per USD exchange rate	7.8420	7.8499
Average HKD per USD exchange rate	7.8243	7.7924

December 31, 2025
Period-end HKD per USD exchange rate	7.7832
Average yearly HKD per USD exchange rate	7.7959

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

For the six months ended June 30, 2026 and 2025 foreign currency translation adjustments of $(1,992) and $320 respectively, were reported as other comprehensive income (loss) in the consolidated financial statements.

Other Comprehensive Income

Other comprehensive income is defined as the change in equity during the period from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners. Other comprehensive income is not included in the computation of income tax expense or benefit. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which enhances the disclosures required for segments, primarily by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included in each reported measure of segment profit or loss. The Company adopted ASU 2023-07. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

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In December 2023, the FASB issued a new standard, ASU 2023-09, to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The Company adopted ASU 2023-09. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements, as the amendments primarily relate to disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires additional disclosures about certain expenses included in commonly presented expense captions on the statement of income. In January 2025, the FASB issued ASU 2025-01 to clarify the interim effective date of ASU 2024-03. The amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and for interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statement disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments provide a practical expedient for estimating expected credit losses on current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. The amendments are effective for annual reporting periods, including interim periods within those annual periods, beginning after December 15, 2025. The Company adopted ASU 2025-05 effective January 1, 2026. The adoption did not have a material impact on the Company’s consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the applicability of interim reporting guidance, consolidates interim disclosure requirements, and establishes a disclosure principle for material events and changes occurring since the end of the most recent annual reporting period. The amendments are effective for public business entities for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of the amendments on its interim financial statement disclosures.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which makes clarifications, technical corrections and other incremental improvements to various Topics in the FASB Accounting Standards Codification. The amendments are effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the amendments on its consolidated financial statements and related disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

NOTE 2 – SEGMENT REPORTING

The Company operates as a single operating and reportable segment. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The CODM reviews the Company’s consolidated financial information in assessing performance and making decisions regarding the allocation of resources.

The measure of segment profit or loss used by the CODM is net income (loss), which is consistent with the corresponding measure presented in the Company’s consolidated financial statements.The CODM uses net income (loss) to evaluate the Company’s overall financial performance, monitor actual results against expectations, and make decisions regarding the allocation of resources.

The following table presents revenues, significant segment expenses, other segment items, and the measure of segment profit or loss that are regularly provided to the CODM for the periods presented:

	For the Six Months Ended June 30,
	2026	2025
Revenue	$433,784	$471,198
Cost of revenue	316,938	308,320
Selling and marketing	24,952	26,860
General and administrative	98,678	115,390
Interest income, net	(38)	(25)
Other expense, net	1,130	538
Other segment items	-	-
Net income (loss)	$(7,876)	$20,115

Significant segment expenses presented above represent the expense categories that are regularly provided to the CODM and are included in the measure of segment profit or loss used by the CODM to assess performance and allocate resources.

Other segment items were $0 for the six months ended June 30, 2026 and 2025 because all items included in the measure of segment net income (loss) that were significant and regularly provided to the CODM are separately disclosed above.

The Company has one reportable segment and therefore the segment revenues and net income (loss) presented above are the same as the corresponding consolidated amounts presented in the consolidated financial statements.

NOTE 3 – LEASES

The Company’s lease portfolio primarily consisted of two office leases. One lease commenced on November 1, 2024 and expired on October 31, 2025, and the other commenced on September 1, 2025 and expired on March 31, 2026. The Company accounted for these office leases as short-term leases. As of June 30, 2026 and December 31, 2025, the Company had no right-of-use assets or lease liabilities recorded on its consolidated balance sheets.

The following table summarizes the lease costs recognized in the consolidated statements of earnings:

	For the Six Months Ended June 30,
	2026	2025
Operating lease cost	$-	$-
Short-term lease cost	3,834	3,475
Variable lease cost	-	-
Total lease cost	$3,834	$3,475

NOTE 4 – RELATED PARTY TRANSACTIONS

Due to related parties

During the six months ended June 30, 2026 and 2025, the Company borrowed an aggregate of $42,360 and $41,266, respectively, from Mr. Heng Fei Yang, the Company’s CEO. The Company repaid $393,442 during the six months ended June 30, 2026 and $157,185 in the same period in 2025. These loans are unsecured, interest-free, and repayable on demand. As of June 30, 2026 and December 31, 2025, the outstanding loan balance was $196,268 and $537,724, respectively.

NOTE 5 – OTHER PAYABLES

As of June 30, 2026 and December 31, 2025, the Company reported $36,030 and $80,589 as its other payables, respectively. Other payables mainly consist of amounts due for professional services, including audit, legal, and financial reporting and filing services.

NOTE 6 – EQUITY

The Company is authorized to issue 100,000,000 shares of common stock without par value. As of June 30, 2026 and December 31, 2025, it had 45,518,000 shares issued and outstanding.

On July 13, 2022, the Company declared a reverse stock split to convert its outstanding common stock from 100,000,000 shares to 40,000,000 shares.

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On August 22, 2022, the Company issued 5 million shares to 66 individuals for RMB 3,400,700 or approximately $500,000. The relevant subscription proceeds had been collected in May and June 2022.

On October 26, 2023, the Company sold 500,000 shares to Mr. Gang Wang for $100,000. Additionally, on December 25, 2023, the Company sold 18,000 shares to Mr. Lihong Zou for $7,200. The total of 518,000 shares from these transactions was issued in 2024.

NOTE 7 – TAXES

Income Taxes

British Virgin Islands (“BVI”)

Tian’an is incorporated in BVI and is generally not subject to tax on income or capital gain under current BVI law. In addition, payments of dividends by Tian’an to its shareholders are not subject to withholding tax in the BVI.

Hong Kong

The Company’s subsidiary, Tian’an HK, is incorporated in Hong Kong and had no taxable profit or income tax liabilities during the period. Tian’an HK is subject to tax at 16.5% on the assessable profits arising in or derived from Hong Kong.

The PRC

The Company’s subsidiaries operating in the PRC are generally subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%. The reconciliation of income tax rate to the effective income tax rate for the six months ended June 30, 2026 and 2025 from continuing operations is as follows:

	For the Six Months Ended June 30,
	2026	2025
Income (loss) before income taxes from operations in the PRC	$(7,876)	$20,115
Statutory income tax rate	25%	25%
Income tax expense at statutory rate	(1,969)	5,029
Tax effect of net operating loss carryforward	-	(5,029)
Valuation allowance of deferred tax assets	1,969	-
Income tax expense	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company recorded an increase of $1,969 in its valuation allowance against its deferred tax assets for the six months ended June 30, 2026, primarily relating to net operating loss carryforwards from the local tax regime.

Value-Added Tax and Other Withholding and Other Levies

The Company’s products are sold in the PRC and are subject to VAT on the gross sales price. The VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company for raw materials and other materials included in the cost of producing or acquiring its finished products. The Company records a VAT payable net of payments if the VAT payable on the gross sales is larger than VAT paid by the Company on purchase of materials or finished goods: otherwise, the Company records a VAT deductible in the accompanying financial statements net of any VAT payable at the end of reporting periods. As of June 30, 2026 and December 31, 2025, the Company recorded VAT payable of $2,693 and $4,959, respectively.

The Company is also subject to various local government levies, including stamp tax, urban construction tax, and additional education tax. The rates for these levies are minimal and vary across the different jurisdictions in which the Company operates. Additionally, the Company serves as the withholding agent for personal income tax on employee salaries. As of June 30, 2026 and December 31, 2025, the Company recorded $1,707 and $248 in other levies and tax withholdings.

NOTE 8 – EARNINGS (LOSS) PER SHARE

Basic net earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period. The dilutive effect of potential common shares outstanding is included in diluted net earnings (loss) per share. The following table sets forth the computation of basic and diluted net earnings (loss) per share for the six months ended June 30, 2026 and 2025:

	For the Six Months Ended June 30,
	2026	2025
Net income (loss) attributable to common shareholders	$(7,876)	$20,115
Weighted average common shares outstanding – Basic and diluted	45,518,000	45,518,000
Earnings (loss) per common share – basic and diluted	$(0.00)	$0.00

NOTE 9 – STATUTORY RESERVES

Under the laws of the PRC the Company’s subsidiaries are required to make appropriate at least 10% of their annual after-tax profits, as determined in accordance with accounting principles generally accepted in the PRC (“PRC GAAP”), to a statutory surplus reserve until the accumulated balance of such reserve reaches 50% of the respective subsidiary’s registered capital. If a PRC subsidiary has accumulated losses from prior years, its current-year after-tax profits are first used to offset such accumulated losses before any appropriation to the statutory surplus reserve is made.

The statutory surplus reserve may be used to offset accumulated losses, expand the subsidiary’s business operations, or increase its registered capital in accordance with applicable PRC laws and regulations. Amounts appropriated to the statutory surplus reserve are generally not available for distribution as cash dividends.

The statutory surplus reserves of the Company’s PRC subsidiaries were $0 and $0 as of June 30, 2026 and December 31, 2025.

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NOTE 10 – CONCENTRATIONS OF RISK

The Company is exposed to the following concentration risks:

a.	Credit risk and major customers

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

As of June 30, 2026 and December 31, 2025, substantially all of the Company’s cash including cash on hand and deposits in accounts were maintained with financial institutions in the PRC and Hong Kong. Eligible deposits maintained with participating PRC banking institutions are generally covered under the PRC deposit insurance system up to the applicable statutory limit. Cash balances in excess of applicable deposit insurance limits, as well as balances not otherwise covered by applicable deposit protection arrangements, are subject to credit risk. However, the Company has not experienced any such losses and believes it is not exposed to any significant risks on its cash in bank accounts.

The Company’s key customers are located in the PRC. The Company has not entered into long-term supply contracts with any of these major customers. During the six months ended June 30, 2026 and 2025, the Company’s customers that accounted for 10% or more of the Company’s revenue were as follows:

	For the Six Months Ended June 30,
Customers	2026	2025
A	-	33%
B	-	25%
C	17%	20%
D	10%	-
E	16%	-
F	14%	-

Suppliers that accounted for 10% or more of the Company’s purchases during the six months ended June 30, 2026 and 2025 were as follows:

	For the Six Months Ended June 30,
Suppliers	2026	2025
AA	99%	79%
BB	1%	21%

b.	Interest rate risk

As the Company has no significant interest-bearing assets or liabilities, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

c.	Exchange rate risk

The Company reports its financial statements in U.S. dollars (USD). However, the majority of its revenues and costs are denominated in Chinese Renminbi (RMB), and a significant portion of its assets and liabilities are also held in RMB. As a result, the Company is exposed to foreign exchange risk, as fluctuations in the exchange rate between USD and RMB may impact its revenues and financial results. A depreciation of RMB against USD would reduce the value of RMB-denominated revenues and assets when translated into USD.

The Company does not currently use any derivative or other financial instruments that would expose it to substantial market risk.

d.	Economic and political risks

The Company’s operations are primarily conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operation may be influenced by changes in the political, economic, legal and regulatory environment in the PRC, as well as by changes in general economic conditions. A slowdown in economic growth, changes in consumer demand or changes in laws, regulations or governmental policies applicable to the Company’s business could adversely affect the Company’s operations and financial performance.

The Company is also subject to risks associated with foreign currency exchange, currency conversion and remittance restrictions, taxation, regulatory changes and other governmental policies applicable to companies operating in the PRC.

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Comparison of Results of Operations for the Years Ended December 31, 2025 and 2024

The following table summarizes the results of our operations during the fiscal years ended December 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

(Presented in $USD)

	For the years ended December 31,
	2025	2024
Revenue	$724,539	$1,195,986
Revenue - related parties	10,354	587,144
	734,893	1,783,130

Cost of revenue	472,523	614,569
Cost of revenue - related parties	7,998	330,137
	480,521	944,706

Gross profit	254,372	838,424

Operating Expenses:
Selling and marketing	50,170	73,614
General and administrative	292,259	309,250

Total operating expenses	342,429	382,864

Income (loss) from operations	(88,057)	455,560

Other Income (Loss):
Interest income, net	(49)	89
Other expense, net	(1,825)	(1,059)
Other loss, net	(1,874)	(970)

Income (loss) before income taxes	(89,931)	454,590

Income taxes	-	-
Net income (loss)	(89,931)	454,590
Other Comprehensive Income (Loss):
Foreign currency translation adjustment	(1,872)	2,202

Comprehensive income (loss)	$(91,803)	$456,792

Earnings (loss) per common share, basic and diluted	$(0.00)	$0.01

Weighted average number of shares outstanding, basic and diluted	45,518,000	45,512,323

Revenues

Revenues were $734,893 for the fiscal year ended December 31, 2025, a decrease of $1,048,237 or 58.8%, compared to $1,783,130 in the same period for the fiscal year ended December 31, 2024. The decrease was mainly due to a sharp reduction in transactions with related parties from $587,144 in 2024 to $10,354 in 2025 , increased market competition in 2025, as comparable products became more widely available in the market, and weaker demand from third-party customers, leading to lower overall sales.

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Cost of Revenues

Our cost of revenue was $480, 521 for the fiscal year ended December 31, 2025, a decrease of $ 464,185 or 49.1%, compared to $944,706 in the same period for the fiscal year ended December 31, 2024. The decrease was mainly due to the decrease in sales revenue.

Selling and Marketing

Our selling and marketing expenses were $50,170 for the fiscal year ended December 31, 2025, a decrease of $23,444 or 31.8%, compared to $73,614 in the same period for the fiscal year ended December 31, 2024. The decrease was primarily due to the company’s cost-cutting measures, including reduced advertising campaigns, lower promotional events, and a scaled-back sales team as a response to declining revenue.

General and Administrative Expenses

Our general and administrative expenses were $292,259 for the fiscal year ended December 31, 2025, a decrease of $16,991 or 5.5%, compared to $309,250 in the same period for the fiscal year ended December 31, 2024. The decrease was mainly due to tighter control over discretionary spending, such as office expenses and professional fees, as well as a reduction in certain administrative overheads.

Income (loss) from operations

As of December 31, 2025, our operating loss was $88,057 compared to operating income of $455,560 in the same period of 2024, representing a decrease of $543,617 or 119.3%. The decrease was mainly due to a 58.8% drop in revenue and a 69.7% decline in gross profit, while total operating expenses decreased by only 10.6%, resulting in a swing from operating income to an operating loss.

Cash Flows

Operating Activities

Net cash provided by operating activities for the year ended December 31, 2025 was $126,061. Cash flows from operating activities were primarily driven by a decrease in accounts receivable of $59,228 and a decrease in advances to suppliers of $304,971. These inflows were partially offset by a decrease in advances from customers of $133,011, a decrease in taxes payable of $13,484, and a decrease in other payables of $20,136.

Net cash used in operating activities for the year ended December 31, 2024 was $512,677. Cash flows from operating activities were primarily affected by an increase in advances to suppliers of $636,349 and a decrease in advances from customers of $249,489, as well as a decrease in other payables of $10,236. These outflows were partially offset by an increase in taxes payable of $18,719 and an increase in payroll payable of $1,053.

Investing Activities

There was no investing activities for the years ended December 31, 2025 and 2024.

Financing Activities

Net cash used in financing activities for the year ended December 31, 2025 was $210,991, consisting of $70,590 in proceeds from related party loans, offset by repayments of $281,581 on related party loans.

Net cash provided by financing activities for the year ended December 31, 2024 was $644,366, consisting entirely of proceeds from related party loans.

LIQUIDITY AND CAPITAL RESOURCES

Historically, our primary uses of cash have been to finance working capital needs. As of December 31, 2025, we had current assets of $583,873, we had current liabilities of $655,648, and our working capital was ($71,775). We anticipate that our current liquidity is not sufficient to meet the obligations associated with being a company that is fully reporting with the SEC.

To date, we have managed our cash flow requirement through financial support from our founder and CEO, Mr. Heng Fei Yang. We may need to raise additional capital to fund our operating expenses, pay our obligations, and grow our Company in the future. Our current resources may be insufficient to satisfy all of our cash requirements and we may seek to sell additional equity or debt securities or obtain a credit facility. We are pursuing a restructuring initiative that we hope can extend our cash runway until our operating cash flows increase. We are also pursuing additional potential financing initiatives such as strategic collaborations and marketing, distribution arrangements, business and asset divestitures and / or grant funding, among other things. If we are unable to obtain funding in an amount, on terms and at the time that we desire, we could be forced to delay, reduce or eliminate some or all of our research, product portfolio expansion or commercialization efforts, and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could adversely affect our business prospects. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our ordinary shares.

Our financial condition and liquidity are and will continue to be influenced by a variety of factors, including our ability to continue to generate cash flows from our operations, our capital expenditure requirements, and the impact of geopolitical conditions on financial markets and the global economy.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Properties

We maintain an office at 10th Floor, Building 5, No. 525 Yuanjiang Road, Minhang District, Shanghai, China. The property is owned by an associate of our chief executive officer and we do not pay rent for the use of this property.

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Management

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position
Heng Fei Yang	45	Chief Executive Officer and Sole Director
Cong He	35	Chief Financial Officer

Heng Fei Yangi has been serving as the Chief Executive Officer (CEO) and sole director of the Company since its establishment. With years of in-depth experience in the industrial automation equipment manufacturing sector, he holds unique insights into the electric drive industry, and boasts extensive practical experience in the technological R&D, functional iteration and industrialization application of graphene physiotherapy products. From November 2015 to February 2018, Mr. Yang worked as the Technical Director of Forklift Equipment at Wanshade Environmental Technology (Shanghai) Co., Ltd. From March 2017 to December 2019, he also concurrently served as the Executive Director, Legal Representative and General Manager of Shanghai Qige Power Technology Co., Ltd. During his tenure, he led the R&D and adaptation of core temperature control and intelligent drive systems for graphene physiotherapy equipment, bridging the critical gap between technological R&D and market implementation.

Mr. Yang has continuously devoted himself to integrated technological innovation across multiple fields including industrial automation, electric drive and graphene physiotherapy products. Leveraging his rich industry experience and market-oriented technical expertise, he has driven the iterative upgrade of the Company’s core products and optimized the supply-demand relationship within the industrial chain.

Mr. Yang holds a degree in Business Administration from Dalian University of Technology. His profound accumulation in the industrial automation equipment manufacturing field, combined with his hands-on experience in the graphene physiotherapy product sector, fully qualifies him to serve as a member of the Company’s board of directors.

Cong He has served as the Company’s Chief Financial Officer since February 2022. Ms. He has helped our Company establish a high-quality financial management system, effectively controlling costs, planning taxes and allocating operating funds as well as participating in the Company’s investment decisions. Ms. He served as the Chief Financial Officer of the Medical Institutions Traditional Medicine Technology (Liaoning) Co., Ltd. from July 2019 to January 2022. Prior to that, Ms. He was employed as Deputy Financial Director of the Beijing Ruihua Vision Investment Management Ltd from March 2014 to July 2019. Ms. He has expertise in strategic planning, finance, budget forecasting, audit and financial reporting. Ms. He holds a degree in Accounting from The Central South University of Forestry and Technology, and is a certified tax agent and intermediate accountant.

Director Agreements and Indemnification Agreements

None.

Term of Office

Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

Compensation of Directors and Executive Officers

The compensation paid, and benefits in kind granted, to our principal executive officer and principal financial and accounting officer as of the end of the fiscal year ended December 31, 2025 and 2024 as follows:

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)	Total ($)

Heng Fei Yang,	2025	$36,675	—		$36,675
Chief Executive Officer and Sole Director	2024	$21,495	—		$21,495
Cong He,	2025	$26,717	—	—	26,717
Chief Financial Officer	2024	$22,086	—	—	$22,086

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Employment Agreement with Heng Fei Yang

On December 18, 2025, the Company entered into an employment agreement with its Chief Executive Officer, Heng Fei Yang, pursuant to which he receives a monthly base salary of approximately $2,889 (equivalent to RMB $20,000). Mr. Yang’s salary may be adjusted based on his work performance, in the sole discretion of the Company. Mr. Yang’s employment is for a term of five (5) years, which may be renewed thirty (30) days prior to expiration of the term if both parties wish to extend. Mr. Yang may be entitled to a bonus, such amount to be determined, at the sole discretion of the Company.

The Company may terminate Mr. Yang’s employment for cause, at any time, without notice or remuneration, for certain acts, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses, criminal acts and any breach of confidentiality or trade secrets. Mr. Yang may terminate the employment immediately under circumstances prescribed by PRC law, including the Company’s failure to pay agreed remuneration or provide agreed working conditions. In other cases, Mr. Yang is required to provide at least 30 days’ prior written notice, during which the Company may require continued service or permit immediate departure. If Mr. Yang fails to provide such notice without the Company’s consent, he is required to pay compensation equivalent to one month of his average salary in the preceding year in lieu of notice.

During the term of his employment, all inventions, works, software and technical secrets created by Mr. Yang in performing assigned duties or using the Company’s resources shall be owned by the Company.

Mr. Yang is not permitted to operate on his own or on behalf of other individuals or enterprises any business providing the same or similar competitive products or services. There is a customary confidentiality clause in Mr. Yang’s agreement whereby he has agreed to keep all confidential information confidential. Mr. Yang is not allowed to engage in any activities that may compete with the Company during the term of her employment, and for two years after the termination of her employment.

Employment Agreement with Cong He

On January 15, 2026, the Company entered into an employment agreement with its Chief Financial Officer, Cong He, pursuant to which she receives a monthly base salary of approximately $2,311 (equivalent to RMB $16,000). Ms. He’s salary may be adjusted based on her work performance, in the sole discretion of the Company. Ms. He’s employment is for a term of five (5) years, which may be renewed thirty (30) days prior to expiration of the term if both parties wish to extend. Ms. He may be entitled to a bonus, such amount to be determined, at the sole discretion of the Company.

The Company may terminate Ms. He’s employment for cause, at any time, without notice or remuneration, for certain acts, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses, criminal acts and any breach of confidentiality or trade secrets.

During the term of her employment, all inventions, works, software and technical secrets created by Ms. He in performing assigned duties or using the Company’s resources shall be owned by the Company.

Ms. He is not permitted to operate on his own or on behalf of other individuals or enterprises any business providing the same or similar competitive products or services. There is a customary confidentiality clause in Ms. He’s agreement whereby she has agreed to keep all confidential information confidential. Ms. He is not allowed to engage in any activities that may compete with the Company during the term of her employment, and for two years after the termination of her employment.

Insurance

We do not maintain D&O insurance for our directors and officers.

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Family Relationships

There are no family relationships among our directors or executive officers. There are no arrangements with any major shareholders, customers or suppliers, pursuant to which any person above was appointed.

Committees of the Board

We currently do not have any committees under the board of directors.

Duties of Directors

Under British Virgin Island law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association and the class rights vested thereunder in the holders of the shares. A shareholder may in certain circumstances have rights to damages if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

Share Incentive Plan

We currently do not have any stock incentive plans.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our Ordinary Shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our Ordinary Shares and by the executive officers and directors as a group. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our Ordinary Shares.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Ordinary Shares. See “Description of share capital and articles of association”. None of our principal shareholders or our directors and executive officers have different or special voting rights with respect to their Ordinary Shares. Unless otherwise noted below, each shareholder’s address is, c/o Tian’an Technology Group Ltd., 10th Floor, Building 5, No. 525 Yuanjiang Road, Minhang District, Shanghai, China.

Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 45,518,000 Ordinary Shares issued and outstanding, and 55,518,000 Ordinary Shares outstanding after the close of this offering.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Current Executive Officers And Directors Ordinary Shares	Heng Fei Yang	28,244,000	62.05%
	Cong He	-	*

Total of All Current Officers and Directors (2 persons):		28,244,000	62.05%

* Less than 1%

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RELATED PARTY TRANSACTIONS

The following is a description of transactions during our preceding three fiscal years up to the date of this prospectus, to which we were a party or will be party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

During the years ended December 31, 2025, and 2024, the Company received total loan proceeds of approximately $71,000 and $644,000, respectively, from Mr. Heng Fei Yang, the Company’s CEO. The Company repaid $282,000 in 2025 and $0 in 2024, to Mr. Heng Fei Yang. These loans are unsecured, interest-free, and repayable on demand. As of December 31, 2025, and 2024, the outstanding loan balance was $537,724 and $734,095, respectively.

Advances from customers - related parties

On April 18, 2023, the Company entered into a sales agreement with Suzhou Aixi Health Technology Co., Ltd. (“Aixi”) for the sale of 100 graphene-based sauna rooms, with a total contract value of approximately $253,000. During the years ended December 31, 2025 and 2024, the Company recognized sales to Aixi of $11,700 and $587,144, respectively. As of December 31, 2025 and 2024, there were no advances from customers – related parties associated with Aixi.

Similarly, on June 20, 2023, the Company entered into a sales agreement with Shanghai Shengji Trade Co., Ltd. (“Shengji”) for the sale of 100 graphene-based sauna rooms, with a total contract value of approximately $253,000. Revenue related to this agreement was recognized upon delivery of the products in 2025 and 2024. During the years ended December 31, 2025 and 2024, the Company recognized sales to Shengji of $145,806 and $56,291, respectively.

Shengji was previously identified as a related party because 90% of its equity interests were held by an employee who also served as an officer of the Company. However, this employee resigned from the Company in June 2023. Accordingly, Shengji was no longer considered a related party of the Company during 2025. As of December 31, 2025 and 2024, there were no advances from customers associated with Shengji.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following is a description of the material terms of our articles of association. The following description may not contain all of the information that is important to you, and we therefore refer you to our articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Share capital

We are a BVI business company limited by shares and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the BVI Business Companies Act (the “BVI Act”).

Pursuant to our memorandum and articles of association (“M&A”) the Company is authorized to issue an unlimited number of ordinary shares of a single class with no par value. There are currently 45,518,000 ordinary shares issued and outstanding. The Company may issue fractional shares. A fractional share shall have the corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class and series.

Designations, Powers and Preferences of Shares

Each share in the Company confers upon the shareholder:

a)	the right to one vote at a meeting of the shareholders of the Company or on any resolution of the shareholders;
b)	the right to an equal share in any dividend paid by the Company; and
c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

The directors may, at their discretion by resolution, redeem, purchase or otherwise acquire all or any of the shares in the Company in accordance with Regulation 3 of the M&A.

Variation of the Rights of Shareholders

As permitted by the BVI Act and our M&A, whenever the capital of our Company is divided into different classes, the rights attached to any such class may only be materially adversely varied with the consent in writing of the shareholders more than fifty percent (50%) of the issued shares of that class.

Rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Shareholder meetings

In accordance with, and subject to, our M&A, (a) any director may convene meetings of the members at such time and in such matter and places within our outside the British Virgin Islands as the director considers necessary and desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders within twenty eight (28) days of receiving the written request. Under BVI law, the M&A may be amended to decrease but not increase the required percentage to call a meeting above thirty per cent (30%).

In accordance with, and subject to, our M&A, (a) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least ninety percent (90%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy one or more shareholders holding shares which carry in aggregate not less than a majority of all votes attaching to all shares in issue and entitled to vote at such meeting, and (d) if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

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Quorum

A quorum for a meeting of the members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy, not less than fifty percent (50%) of the votes of the shares or class or series of shares entitled to vote on the resolutions of members to be considered at the meeting.

Transfer of Shares

Subject to any applicable restrictions or limitations arising pursuant to (i) our M&A; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). Our directors may decline to register any transfer of shares which is not fully paid up or on which our company has a lien.

Where shares are listed on a recognized exchange, the shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange and subject to the Company’s M&A.

Access to Corporate Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any liquidation plan, articles of merger or consolidation and any particulars of charges if either the Company or chargee have elected to file particulars of such charges.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above.

Indemnification

The Company indemnifies against all expenses, including legal fees, and against all judgments, fine and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

a)	in or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger or consolidation is effective on the date that the articles of merger or consolidation are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger or consolidation becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger or consolidation to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than fifty percent (50%) in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of ten percent (10%), or fewer of the issued shares of the company required by the holders of ninety percent (90%), or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

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A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within twenty (20) days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have twenty (20) days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the twenty (20) days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven (7) days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty (30) days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty (30) days, then the company and the shareholder shall, within twenty (20) days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

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When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;
●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
●	whether the action is likely to proceed;
●	the costs of the proceedings; and
●	whether an alternative remedy is available.

Restraining or Compliance Order

If a BVI company or a director of a BVI company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of the company, the Court may, on the application of a shareholder of the company pursuant to Section 184B of the BVI Act, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum or articles.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended), for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Transfer Agent and Registrar

Our transfer agent is Equity Stock Transfer, located at 237 W 37th St., #602, New York, New York, 10018, with a telephone number of (212) 575-5757.

SELLING SHAREHOLDERS

The Shares being offered by the Selling Shareholder were originally issued to the Selling Shareholder in connection with the formation of the Company in his capacity as its founder, for no monetary consideration. The Selling Shareholder is the founder, Chief Executive Officer and a director of the Company. We are registering the Shares to permit the Selling Shareholder to offer such Shares for resale from time to time.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 45,518,000 Ordinary Shares outstanding as of the date of this prospectus.

None of the Selling Shareholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the Selling Shareholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. The Selling Shareholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities

For each Selling Shareholder named below, the number indicated in the column entitled “Beneficial Ownership Before the Offering” includes the Shares owned by each such Selling Shareholder. The number in the column entitled “Beneficial Ownership After the Offering” assumes that all the Shares being registered in this prospectus for said Selling Shareholder are being sold.

Selling Shareholder	Beneficial Ownership Before the Selling Shareholders Offering	Number of Shares Being Offered	Beneficial Ownership After the Selling Shareholders Offering	Percentage Of Ownership After the Selling Shareholders Offering
Heng Fei Yang	28,244,000	10,000,000	18,244,000	40.08%

58

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each selling shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

59

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to British Virgin Island law will be passed upon for us by Samuels Richardson & Co.

Certain legal matters of United States federal securities laws in connection with this offering will be passed upon by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements as of December 31, 2025 and 2024 included in this prospectus have been audited by HHC, an independent registered public accounting firm. HHC has presented their report with respect to our audited financial statements. The report of HHC, appearing elsewhere herein, is included in reliance upon their authority as experts in accounting and auditing, and which report which report expresses an unqualified opinion on the financial statements. The offices of HHC are located at 110-20 71st Ave Suite 633, Forest Hills, NY 11375.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI. Service of process upon us and upon our director and officer who resides outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our assets and our director and officer is located outside the United States, any judgment obtained in the United States against us or our director and officer may not be collectible within the United States.

We have irrevocably appointed The Crone Law Group, P.C. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 420 Lexington Avenue, Suite 2446, New York, NY 10170.

The Company believes that it may be difficult to initiate an action with respect to U.S. securities law in BVI. British Virgin Islands courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that China is not the most appropriate forum to hear such a claim. In addition, even if a BVI court agrees to hear a claim, it may determine that BVI law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by BVI law.

Subject to certain time limitations and legal procedures, BVI courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, and the rules of private international law currently prevailing in the British Virgin Islands competent to render the judgment;
●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in the British Virgin Islands and the substance of the judgment is not contrary to public policy; and
●	the judgment is executory in the state in which it was given.

Even if these conditions are met, a BVI court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of BVI courts (subject to exceptional cases);
●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the British Virgin Islands;
●	the judgment was obtained by fraud;
●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the BVI court;
●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in the British Virgin Islands;
●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in the British Virgin Islands.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares.

60

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Table of Contents

December 31, 2025 and 2024 (Audited)

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Tian’an Technology Group Ltd. And Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tian’an Technology Group Ltd. And Subsidiaries (the Company) as of December 31, 2025 and 2024, and the related statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the years ended December 31, 2025 and 2024, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HHC

We have served as the Company’s auditor since 2022.

Forest Hills, New York

May 21, 2026

PCAOB ID #5867

F-2

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2025	As of December 31, 2024

ASSETS

Current Assets:
Cash	$49,864	$133,479
Account receivables	17,537	76,272
Account receivables - related party	-	14,632
Inventories	8,747	2,422
Advances to suppliers	507,725	798,851

Total Current Assets	$583,873	$1,025,656

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$5,017	$-
Payroll payable	14,156	8,801
Taxes payable	5,207	18,545
Advance from customers	12,955	145,651
Due to related parties	537,724	734,095
Other payables	80,589	98,536
Total Current Liabilities	655,648	1,005,628

Commitments and Contingencies	-	-

Stockholders’ Equity:
Common Stock, No par value, 100,000,000 shares authorized; 45,518,000 shares issued and outstanding as of December 31, 2025 and 2024	-	-
Additional paid-in capital	607,200	607,200
Accumulated deficits	(699,689)	(609,758)
Other comprehensive loss	20,714	22,586

Total Stockholders’ Equity (Deficit)	(71,775)	20,028

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$583,873	$1,025,656

The accompanying notes are an integral part of these consolidated financial statements

F-3

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Year ended December 31,
	2025	2024

Revenue	$724,539	$1,195,986
Revenue - related parties	10,354	587,144
	734,893	1,783,130

Cost of revenue	472,523	614,569
Cost of revenue - related parties	7,998	330,137
	480,521	944,706

Gross profit	254,372	838,424

Operating expenses:
Selling and marketing	50,170	73,614
General and administrative	292,259	309,250

Total operating expenses	342,429	382,864

Income (loss) from operations	(88,057)	455,560

Other Income (loss):
Interest income (expense), net	(49)	89
Other expenses, net	(1,825)	(1,059)
Other loss, net	(1,874)	(970)

Income (loss) before income taxes	(89,931)	454,590

Income taxes	-	-
Net income (loss)	(89,931)	454,590
Other Comprehensive Income (Loss):
Foreign currency translation adjustment	(1,872)	2,202

Comprehensive income (loss)	$(91,803)	$456,792

Earnings (loss) per common share, basic and diluted	$(0.00)	$0.01

Weighted average number of shares outstanding, basic and diluted	45,518,000	45,512,323

The accompanying notes are an integral part of these consolidated financial statements

F-4

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional		Other
	Number of Shares	Common Stock	Paid-in Capital	Accumulated Deficits	Comprehensive Income (Loss)	Total

Balance at December 31, 2023	45,000,000	$-	$500,000	$(1,064,348)	$20,384	$(543,964)
Net income	-	-	-	454,590	-	454,590
Issuance of new shares	518,000	-	107,200	-	-	107,200
Foreign currency translation adjustment	-	-	-	-	2,202	2,202
Balance at December 31, 2024	45,518,000	-	607,200	(609,758)	22,586	20,028
Net loss	-	-	-	(89,931)	-	(89,931)
Foreign currency translation adjustment	-	-	-	-	(1,872)	(1,872)
Balance at December 31, 2025	45,518,000	$-	$607,200	$(699,689)	$20,714	$(71,775)

The accompanying notes are an integral part of these consolidated financial statements

F-5

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year ended December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(89,931)	$454,590
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Accounts receivable	59,228	(74,383)
Accounts receivable - related party	14,637	(14,769)
Other receivables	-	632
Inventories	(6,090)	(2,445)
Advances to suppliers	304,971	(636,349)
Accounts payable	4,893	-
Advance from customers	(133,011)	(249,489)
Payroll payable	4,984	1,053
Taxes payable	(13,484)	18,719
Other payables	(20,136)	(10,236)

Net Cash Provided by (Used in) Operating Activities	126,061	(512,677)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	70,590	644,366
Repayments to related parties	(281,581)	-

Net Cash Provided by (Used in) Financing Activities	(210,991)	644,366

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Provided by Investing Activities	-	-

Effect Of Exchange Rate Changes On Cash	1,315	(1,268)

Net Increase (Decrease) in Cash	(83,615)	130,421
Cash, beginning of year	133,479	3,058

Cash, end of year	$49,864	$133,479

Supplemental Disclosure Of Cash Flow Information:
Interest	$(49)	$89
Income taxes	$-	$-

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES

Issuance of new shares	$-	$107,200

The accompanying notes are an integral part of these consolidated financial statements

F-6

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements encompass the financial data of Tian’an Technology Group Ltd. (“Tian’an”), a holding company incorporated in the British Virgin Islands on April 8, 2021; Tian’an Technology Group (HK) Limited (“Tian’an HK”), formerly known as Yunke Jingrong Information Technology Co., Ltd., established in Hong Kong on October 27, 2021; Shanghai Qige Power Technology Co., Ltd. (“Shanghai Qige”), an operating company incorporated in the People’s Republic of Chin (the “PRC”) on August 10, 2016; and Henan Qige Power Artificial Intelligence Technology Co., Ltd. (“Henan Qige”), an operating company incorporated in the PRC on September 25, 2024. Shanghai Qige and Henan Qige are wholly owned subsidiaries of Tian’an HK, which, in turn, is a wholly owned subsidiary of Tian’an. Collectively, these entities are referred to as “the Company.”

Currently, the Company’s operations are conducted exclusively through its subsidiaries, Tian’an HK, Shanghai Qige and Henan Qige, while Tian’an function solely as holding companies without direct operations. Initially, through Shanghai Qige, the Company specialized in technology-driven sales of power control and service systems solutions. However, in the third quarter of 2022, it transitioned its business model to focus on graphene production and the health therapy industry. The Company leverages the far-infrared heat therapy properties of graphene, integrating them into its products.

In the third quarter of 2024, the Company expanded its business by establishing Henan Qige as a wholly owned subsidiary in the PRC to enter the healthcare service sector. Additionally, plans are underway to develop an online medicine distribution platform to facilitate medication delivery for customers.

Tian’an is a holding company with no substantive operations. Tian’an HK historically functioned as a holding company; however, beginning in 2025, Tian’an HK commenced limited sales activities. Notwithstanding such activities, substantially all of the Company’s operations continue to be conducted through its PRC subsidiaries.

The Company’s initial marketing efforts are in the Eastern China market with the intention of developing a nationwide marketing network. The Company has developed a reputation of excellence in product quality and after sales service.

Name of Consolidated Companies	Domicile and Date of Incorporation	Paid in Capital	Percentage of Effective Ownership	Percentage Principal Activities
Tian’an Technology Group Ltd.	April 8, 2021, British Virgin Islands	USD $0	62.05% owned by Mr. Heng Fei Yang	Investment holding
Tian’an Technology Group (HK) Limited (formerly Yunke Jingrong Information Technology Co., Ltd.)	October 27, 2021, Hong Kong	USD $0	100% owned by Tian’an	Investment holding and limited sales of healthcare products
Shanghai Qige Power Technology Co., Ltd.	August 10, 2016, PRC	USD $0	100% owned by Tian’an HK	Sales of healthcare products
Henan Qige Power Artificial Intelligence Technology Co., Ltd.	September 25, 2024, PRC	RMB $100,000	100% owned by Tian’an HK	Artificial intelligence software development and healthcare services

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the Company and its wholly-owned subsidiaries. The Company’s functional currency is the Chinese Renminbi (“RMB”); however, the accompanying consolidated financial statements have been translated and presented in United States Dollars (“USD”). All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include all adjustments that, in the opinion of management, are necessary to make the financial statements not misleading.

F-7

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires Management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Management bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes. Significant estimates and assumptions by Management include, among others, useful life and impairment analysis of long-lived assets, valuation of inventory and right-of-use assets and liabilities, allowance for credit loss of financial assets, other receivables and prepayments. While Management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Concentrations of Business and Credit Risks

All of the Company’s manufacturing is located in the PRC. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Moreover, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, prices of raw materials, competition, governmental and political conditions, and changes in regulations. Since the Company is dependent on trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to the risks of restrictions on transfer of funds, domestic customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations. The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between United States dollars (“USD”) and the Chinese currency Renminbi (“RMB”). The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting periods.

Statements of Cash Flows

In accordance with Statement FASB ASC Topic 230, “Statement of Cash Flows”, cash flow from the Company’s operations is calculated based upon the local currencies and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily be the same as the corresponding balances on the consolidated balance sheets.

Cash

Cash consist primarily of cash on hand and cash in banks which is readily available in checking and saving accounts. The Company maintains cash with various financial institutions in the PRC where its accounts are uninsured. The Company has not experienced any losses from funds held in bank accounts and believes it is not exposed to any risk on its bank accounts.

Advances to Suppliers

The Company periodically makes advances to certain vendors for purchases of raw materials or to service providers for services and records these payments as advances to suppliers. As of December 31, 2025 and 2024, advances to suppliers amounted to $507,725 and $798,851, respectively.

Inventories

Inventories are stated at the lower of cost or market value. The Company used the weighted average cost method of accounting for inventories. The Company regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine whether valuation allowance is required. As of December 31, 2025 and 2024, the Company reported inventories of $8,747 and $2,422 without inventory valuation allowance.

F-8

Impairment of Long-Lived Assets

Long-lived assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in FASB ASC 360 (formerly SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets). The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. The Company did not record any impairment loss for the years ended December 31, 2025 and 2024.

Leases

The Company leases space from third parties for its plant sites and/or office space. In accordance with Statement FASB ASC Topic 842, the Company recognizes a right-of-use asset and lease liability at the commencement date of the of the lease contract and recognizes in profit or loss the lease cost or expense during the lease term. As an accounting policy, the Company elects not to recognize a right-of-use asset and lease liability requirement to short-term leases, which with a term of 12 months or less, instead, recognizes the lease payments in profit or loss on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred. The Company generally uses an incremental borrowing rate as discount rate to measure its lease liabilities, as the rate implicit in the lease is typically not readily determinable. Certain lease agreements include renewal options that are under the Company’s control. The Company includes optional renewal periods in the lease term only when it is reasonably certain that the Company will exercise its option.

Variable lease payments include payments to lessors for taxes, maintenance, insurance and other operating costs as well as payments that are adjusted based on an index or rate. The company’s lease agreements do not contain any significant residual value guarantees or restrictive covenants.

Revenue Recognition

We adopted Accounting Standard Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods and services is transferred to the Company’s customers, in an amount that reflects the consideration that we expect to be entitled to in exchange for those goods and services, net of value-added tax. We determine revenue recognition through the following steps:

●	Identify the contract with a customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to the performance obligations in the contract; and
●	Recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the control of the promised goods and services is transferred to the customers, which at a point in time or over time as appropriate.

Our revenues are net of value added tax (“VAT”) collected on behalf of PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying consolidated balance sheets until it is paid to the relevant PRC tax authorities.

Fair Value of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

F-9

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive instruments in the Company. For the years ended December 31, 2025 and 2024, the Company had no potential dilutive common stock equivalents outstanding.

Income Taxes

The Company is governed by the Income Tax Law and associated legislations of the PRC. The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes” (formerly SFAS No. 109 Accounting for Income Taxes), which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Translation of Foreign Currencies

For subsidiaries where the functional currency is other than the U.S. dollar, the Company uses the period-end exchange rates to translate assets and liabilities, the average monthly exchange rates to translate revenue and expenses, and historical exchange rates to translate shareholders’ equity, into U.S. dollars. The Company records translation gains and losses in accumulated other comprehensive loss as a component of shareholders’ equity in the consolidated balance sheet.

	December 31,
	2025	2024
Year ended RMB: USD Exchange rate	6.9937	7.1884
Average yearly RMB: USD Exchange rate	7.1862	7.1217

	December 31,
	2025	2024
Year ended HKD: USD Exchange rate	7.7832	7.7688
Average yearly HKD: USD Exchange rate	7.7959	7.8029

F-10

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

For the years ended December 31, 2025 and 2024 foreign currency translation adjustments of ($1,872) and $2,202 respectively, have been reported as other comprehensive income (loss) in the consolidated financial statements.

Other Comprehensive Income

Other comprehensive income is defined as the change in equity during the period from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners. Other comprehensive income is not included in the computation of income tax expense or benefit. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued a new standard to improve reportable segment disclosures. The guidance expands the disclosures required for reportable segments in our annual and interim consolidated financial statements, primarily through enhanced disclosures about significant segment expenses. The standard will be effective for us beginning with our annual reporting for fiscal year 2025 and interim periods thereafter, with early adoption permitted. We are currently evaluating the impact of this standard on our segment disclosures.

In December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2028, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

NOTE 2 – LEASES

The Company’s lease portfolio primarily consists of an office lease. The lease had a term from April 17, 2021 to April 16, 2024. On October 13, 2022, the Company early terminated the lease. Instead, the Company relocated with a 12-month new lease. As of December 31, 2025 and 2024, the Company reported no right-of-use assets and lease liabilities.

The following table summarizes the lease costs recognized in the consolidated statements of earnings:

	For the Year Ended December 31,
	2025	2024
Operating lease cost	$-	$-
Short-term lease cost	5,845	7,498
Variable lease cost	-	-
Total lease cost	$5,845	$7,498

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NOTE 3 – RELATED PARTY TRANSACTIONS

Due to related parties

During the years ended December 31, 2025, and 2024, the Company received total loan proceeds of approximately $71,000 and $644,000, respectively, from Mr. Heng Fei Yang, the Company’s CEO. The Company repaid $282,000 in 2025 and $0 in 2024, to Mr. Heng Fei Yang. These loans are unsecured, interest-free, and repayable on demand. As of December 31, 2025, and 2024, the outstanding loan balance was $537,724 and $734,095, respectively.

Advances from customers - related parties

On April 18, 2023, the Company entered into a sales agreement with Suzhou Aixi Health Technology Co., Ltd. (“Aixi”) for the sale of 100 graphene-based sauna rooms, with a total contract value of approximately $253,000. During the years ended December 31, 2025 and 2024, the Company recognized sales to Aixi of $11,700 and $587,144, respectively. As of December 31, 2025 and 2024, there were no advances from customers – related parties associated with Aixi.

Similarly, on June 20, 2023, the Company entered into a sales agreement with Shanghai Shengji Trade Co., Ltd. (“Shengji”) for the sale of 100 graphene-based sauna rooms, with a total contract value of approximately $253,000. Revenue related to this agreement was recognized upon delivery of the products in 2025 and 2024. During the years ended December 31, 2025 and 2024, the Company recognized sales to Shengji of $145,806 and $56,291, respectively.

Shengji was previously identified as a related party because 90% of its equity interests were held by an employee who also served as an officer of the Company. However, this employee resigned from the Company in June 2023. Accordingly, Shengji was no longer considered a related party of the Company during 2025. As of December 31, 2025 and 2024, there were no advances from customers – related parties associated with Shengji.

NOTE 4 – OTHER PAYABLES

As of December 31, 2025 and 2024, the Company reported $80,589 and $98,536 as its other payables, respectively. The other payables mainly consist of payables for professional services, including audit, legal, and financial statement filing services.

NOTE 5 – EQUITY

The Company is authorized to issue 100,000,000 shares of common stock without par value. As of December 31, 2025 and 2024, it had 45,518,000 shares issued and outstanding.

On July 13, 2022, the Company declared a reverse stock split to convert its outstanding common stock from 100,000,000 shares to 40,000,000 shares.

On August 22, 2022, the Company issued 5 million shares to 66 individuals for RMB 3,400,700 or approximately $500,000. The relevant subscription receivable has been collected in May and June 2022.

On October 26, 2023, the Company sold 500,000 shares to Mr. Gang Wang for $100,000. Additionally, on December 25, 2023, the Company sold 18,000 shares to Mr. Lihong Zou for $7,200. The total of 518,000 shares from these transactions was issued in 2024.

NOTE 6 – TAXES

Income Taxes

British Virgin Islands (“BVI”)

Tian’an is registered in BVI and are not subject to tax on income or capital gain. In addition, payments of dividends by Tian’an to their shareholders are not subject to withholding tax in the BVI.

Hong Kong

The Company’s subsidiary, Yunke, is incorporated in Hong Kong and have no operating profit or tax liabilities during the period. Yunke is subject to tax at 16.5% on the assessable profits arising in or derived from Hong Kong.

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The PRC

The Company’s subsidiary operating in the PRC is subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2025 and 2024 from our continuing operation is as follows:

	For the Year Ended December 31,
	2025	2024
Income (loss) before income taxes from operations in the PRC	$(89,931)	$454,590
Statutory income tax rate	25%	25%
Income tax expense at statutory rate	(22,483)	113,648
Tax effect of net operating loss carryforward	-	(113,648)
Valuation allowance of deferred tax assets	22,483	-
Income tax expense	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $22,483 for the year ended December 31, 2025, primarily relating to net operating loss carryforwards from the local tax regime.

Value-Added Tax and Other Withholding and Other Levies

The Company’s products are sold in the PRC and are subject to VAT on the gross sales price. The VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company for raw materials and other materials included in the cost of producing or acquiring its finished products. The Company records a VAT payable net of payments if the VAT payable on the gross sales is larger than VAT paid by the Company on purchase of materials or finished goods: otherwise, the Company records a VAT deductible in the accompanying financial statements net of any VAT payable at the end of reporting periods. As of December 31, 2025 and 2024, the Company recorded VAT payable of $4,959 and $0, respectively.

The Company is also subject to various local government levies, including stamp tax, urban construction tax, and additional education tax. The rates for these levies are minimal and vary across the different jurisdictions in which the Company operates. Additionally, the Company serves as the withholding agent for personal income tax on employee salaries. As of December 31, 2025, and 2024, the Company recorded $0 in other levies and tax withholdings.

NOTE 7 – NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net loss per share. The following table sets forth the computation of basic and diluted net loss per share for the years ended December 31, 2025 and 2024:

	For the Year Ended December 31,
	2025	2024
Net income (loss) attributable to common shareholders	$(89,931)	$454,590
Weighted average common shares outstanding – Basic and diluted	45,518,000	45,512,323
Earnings (loss) per shares – basic and diluted	$(0.00)	$0.01

NOTE 8 – STATUTORY RESERVES

Under the laws of the PRC the Company’s subsidiaries are required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. The reserves amounted to $0 and $0 as of December 31, 2025 and 2024.

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NOTE 9 – CONCENTRATIONS OF RISK

The Company is exposed to the following concentration risks:

a.	Credit risk and major customers

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

As of December 31, 2025 and 2024, 100% of the Company’s cash including cash on hand and deposits in accounts were maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of a bank’s failure. However, the Company has not experienced any such losses and believes it is not exposed to any significant risks on its cash in bank accounts.

The Company’s key customers are located in the PRC. The Company has not entered into long-term supply contracts with any of these major customers. During the years ended December 31, 2025 and 2024, the Company’s customers that accounted for 10% or more of the Company’s revenue were listed as follow:

	Year Ended December 31,
Customers	2025	2024
A	2%	51%
B	2%	33%
C	9%	11%
D	26%	-
E	19%	-
F	19%	-
G	14%	-
H	10%	-

The suppliers accounted for 10% or more of the Company’s purchases during the years ended December 31, 2025 and 2024.

	Year Ended December 31,
Suppliers	2025	2024
AA	21%	9%
BB	79%	82%

b.	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

c.	Exchange rate risk

The Company reports its financial statements in U.S. dollars (USD). However, the majority of its revenues and costs are denominated in Chinese Renminbi (RMB), and a significant portion of its assets and liabilities are also held in RMB. As a result, the Company is exposed to foreign exchange risk, as fluctuations in the exchange rate between USD and RMB may impact its revenues and financial results. A depreciation of RMB against USD would reduce the value of RMB-denominated revenues and assets when translated into USD.

The Company does not hold any derivative or other financial instruments that would expose it to substantial market risk.

d.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operation may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The outbreak of COVID-19 pandemic has expanded all over the world since the beginning of 2020, which has greatly slowdown the growth of the global economy, including the PRC, and this effect might be continued until the COVID 2019 was controlled by the human being. The slowdown of the growth of the PRC’s economy might has adversely effect on our current business and future developments if we would not catch the opportunities of the increasing demand of medical from the popular residents.

The Company’s operations in the PRC are subject to special considerations. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by the registrant, in connection with the sale of ordinary shares being registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

Selling Commissions		$-
Securities and Exchange Commission registration fee		$5,109.60
Edgar Fees (estimate)	$
Translation Fees		$-
Transfer Agent Fees		$-
Accounting fees and expenses		$5,000
Legal fees and expenses		$20,000
Total		$30,109.60

Item 14. Indemnification of Directors and Officers

The Company indemnifies against all expenses, including legal fees, and against all judgments, fine and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

a)	in or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or
b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

Item 15. Recent Sales of Unregistered Securities

None.

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Item 16. Exhibits and Financial Schedules

(a)	Exhibits

Exhibit Number	Description
3.1*	Certificate of Incorporation of Tian’an Technology Group Ltd (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

3.2*	Articles of Association of Tian’an Hong Kong Jingrong Information Technology Co., Limited (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

3.3*	Articles of Association of Shanghai Qige Power Technology Co., Ltd. (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

3.4*	English Translation of Business License of Shanghai Qige Power Technology Co., Ltd, dated August 10, 2016 (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

5.1*	Opinion of BVI counsel

10.1*	Factory Premises Leasing Contract by and between Shanghai MarisoPrecision Machinery Co., Ltd and Shanghai Qige Power Technology Co., Ltd dated April 15, 2021 (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

10.2*	Loan Agreement by and between Liaoning Xinjianlin Guoyitang Health Management Co., Ltd. and the Company, dated July 15, 2019 (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

10.3*	Market Expansion Cooperation Agreement by and between Shanghai Qige Power Technology Co., Ltd and He Li, dated November 2, 2021 (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

10.4*	Form of Sales Agreement (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

10.5*	Loan Agreement by and between Tian’an Technology Group Ltd and Mr. Yang Heng Fei, dated April 15, 2021 (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

10.6*	Employment agreement by and between Tian’an Technology Group Ltd and Mr. Yang Heng Fei, dated December 18, 2025

10.7*	Employment agreement by and between Tian’an Technology Group Ltd and He Cong, dated January 15, 2026

10.8*	Patent Authorization Agreement by and between Tian’an Technology Group Ltd and Heng Fei Yang, dated January 29, 2021 (Incorporated by reference to the exhibits to our Form F-1 filed with the SEC on February 28, 2023)

23.1	Consent of HHC

23.2*	Consent of Samuels Richardson & Co. (included in Exhibit 5.1)

24.1*	Power of Attorney

107*	Filing Fee Table

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

* Previously filed

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Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the purchasers at the closing specified in the subscription agreements, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on October 21, 2026.

TIAN’AN TECHNOLOGY GROUP LTD

By:	/s/ Heng Fei Yang
Heng Fei Yang Chief Executive Officer (Principal Executive Officer)

By:	/s/ Cong He
Cong He Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Heng Fei Yang	Chief Executive Officer, President and Director	October 21, 2026
Heng Fei Yang	(Principal Executive Officer)

/s/ Cong He	Chief Financial Officer	October 21, 2026
Cong He	(Principal Financial and Accounting Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on October 21, 2026.

AUTHORIZED U.S. REPRESENTATIVE

By:	The Crone Law Group, PC
Name:	/s/ Mark E. Crone
Title:	Principal

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